As filed with the Securities and Exchange Commission on September 2, 2008
Registration No. 333-151468

UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WAVE URANIUM HOLDING
(Exact name of registrant as specified in its charter)

Nevada	4841	71-1026782
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5348 Vegas Drive
Suite 228
Las Vegas, Nevada 89109
(702) 939-8029
(Address and telephone number of principal executive offices and principal place of business)

Cady Johnson, Chief Executive Officer and President
Wave Uranium Holding
5348 Vegas Drive
Suite 228
Las Vegas, Nevada 89109
(702) 939-8029
(Name, address and telephone number of agent for service)

Copies to:
Marc A. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _______

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐     Non-accelerated filer  ☐     Smaller reporting company ☒

(Do not check if a smaller reporting company)

	CALCULATION OF REGISTRATION FEE

Title of each class of securities	Number of	Proposed maximum offering price	Proposed maximum aggregate	Amount of
to be registered	Shares to be registered	per share (1)	offering price	registration fee
Common Stock, $0.001
par value issuable upon	3,199,220	$0.31	$991,758.20	$38.98
payment of interest on
the Debentures
Common Stock, $0.001
par value issuable upon	6,250,000	$0.31	$1,937,500.00	$76.14
exercise of the Warrants
Total	9,449,220		$2,929,258.20	$115.12*

* Previously paid.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 4, 2008, which was $0.31 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2008

WAVE URANIUM HOLDING
9,449,220 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 9,449,220 shares, including 6,250,000 shares of common stock issuable upon exercise of warrants, and 3,199,220 shares issuable upon payment of interest on debentures. The debentures and warrants were issued to the selling stockholders in a private placement that closed on March 20, 2008. The aggregate 9,449,220 shares included in this prospectus was calculated as approximately 33% of our aggregate common shares issued and outstanding less shares held by affiliates of the Company, the selling stockholders, and affiliates of the selling stockholders, which was 28,634,000 shares, as of March 20, 2008, the closing date of the private placement. The shares underlying the debentures are not included in this prospectus. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We may receive proceeds from any exercise of outstanding warrants.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WAVU.OB". The last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on August 29, 2008, was $0.007.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2008.

PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Wave Uranium Holding”, the “Company,” “we,” “us,” and “our” refer to Wave Uranium Holding.

WAVE URANIUM HOLDING

     We were originally organized under the name Iron Link Ltd. on May 31, 2006 to test and develop IPTV based ethnic media services. We raised $48,192 in a registered public offering from the sale of 30,120,000 shares of common stock, but expended these funds without being able to attain revenues. In June 2007 we lacked the cash to further develop our business and had negative stockholders’ equity. Management agreed to sell its 75,000,000 shares of common stock to Norman Meier on June 18, 2007, and the IPTV assets were disposed of. Concurrently with the sale of shares, and immediately prior to the disposal of the IPTV assets, we issued 40,000,005 shares of common stock to Norman Meier to acquire Wave Uranium, a Nevada corporation. On June 22, 2007 we amended our Articles of Incorporation to change our name to Wave Uranium Holding.

     We are engaged in the acquisition of mineral rights on properties that our management believes hold potential for significant uranium deposits. Our current geographic focus is the Utah - Colorado region and certain areas in Arizona. On September 20, 2007 we signed an agreement with Handley Minerals, Inc. whereby we acquired an option to purchase a 100% interest in the mineral rights to the Wilson Creek project which consists of ten claims situated in the county of Gila, Arizona. Recently, we have completed the acquisition of over 1,200 mineral claims in Utah for costs to us of approximately $330,000 and mineral claims in Arizona.

     Our plan of operation for the next twelve months beginning December 2007 is to carry out exploration of the Wilson Creek Property, the Utah Claims, and to acquire other selective early stage properties in the US or Canada. The specific exploration plan for the Wilson Creek Property, together with information regarding the location and access, history of operations, present condition and geology of the property, is presented in this prospectus under the heading “Description of Properties.”

     We are an exploration stage company. The Wilson Creek project is at the exploration stage and there is no assurance that it contains a commercially viable ore body. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic and legal feasibility of mining of the property is determined. We plan to undertake such further exploration, however it is anticipated that significant additional financing will be required in order to do so, and there is no assurance that the necessary financing will be obtainable in the future. Even if the financing is obtained, there is no assurance that further exploration will result in a final evaluation that a commercially viable uranium or other mineral deposit exists at the Wilson Creek Property.

     We have incurred losses since our inception. For the year ended July 31, 2007 and the period from May 30, 2006 (Inception) through July 31, 2007, we incurred net losses of $310,032 and $319,913, respectively. As of April 30, 2008, we have not generated any revenues since inception. At April 30, 2008, we had working capital of $397,266 and an accumulated deficit of $3,893,468. Ronald R. Chadwick, P.C., in their report dated October 29, 2007, has expressed substantial doubt about our ability to continue as going concern.

     Our executive offices are located at 5348 Vegas Drive, Suite 228, Las Vegas Nevada, 89109, and our telephone number (702) 939-8029. We are a Nevada corporation.

The Offering
Common stock outstanding prior to the offering	73,534,005 shares
Common stock offered by selling stockholders	9,449,220 shares of common stock, including 6,250,000 shares of common stock issuable upon exercise of thewarrants at an exercise price of $0.30 per share and 3,199,220 shares of common stock issuable upon payment of interest on the debentures.
Common stock to be outstanding after the offering	82,983,225 shares(1)
Use of proceeds	We will not receive any proceeds from the sale of the common stock hereunder. We may receive the exercise price of any common stock issued to the selling stockholders upon exercise of outstanding warrants. See “Use of Proceeds” for a complete description.
Over-The Counter Bulletin Board Symbol	WAVU.OB

(1) Assumes full exercise of the warrants and issuance of the 3,199,220 shares upon payment of interest on the debentures included in this prospectus. Does not include the 6,250,000 shares underlying the debentures issued in the private placement, which are not included in this prospectus.

Issuance of Shares to the Selling Stockholders

     On March 20, 2008, we entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (“Investors”) pursuant to which the Investors purchased an aggregate face amount of $1,562,500 of 8% Original Issue Discount Senior Secured Convertible Debentures for an aggregate purchase price of $1,250,000 (the “Debentures”). The Debentures bear interest at 8% and mature twenty-four months from the date of issuance. The Debentures are convertible, at the option of the Investors, into an aggregate 6,250,000 shares of common stock at the initial conversion price (based on the face amount of the Debentures) of $0.25 per share. Accordingly, the implied conversion price, based on the aggregate purchase price of $1,250,000, is $0.20 per share (the “Implied Conversion Price”).

     In connection with the Purchase Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to the face amount of the Debenture issued to such Investor divided by the initial conversion price of $0.25 (“Warrants”). Accordingly, we issued an aggregate of 6,250,000 Warrants to the Investors. Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.30. The Investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

     The conversion price of the Debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

     The full face amount of the Debentures is due upon default under the terms of Debentures. Beginning October 1, 2008 and continuing on the first calendar day of each successive month thereafter, until the full face amount of the Debentures is paid in full (the “Monthly Redemption Date”), the Company must repay 1/18 th of the original face amount of the Debentures. Interest on the Debentures is payable on each Monthly Redemption Date. The Company may make payments of principal and interest on the Debentures either in cash or in common stock, at the option of the Company. If principal or interest on the Debentures is paid in shares of common stock, the conversion price of such shares shall be equal to the lesser of (i) the conversion price then in effect and (ii) 80% of the average of the three (3) closing bid prices for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable redemption date. Notwithstanding the foregoing, the Company’s right to make payments of principal and interest on the Debentures in shares of common stock on each Monthly Redemption Date is subject to, among other things, the following conditions: (i) that a registration statement must be effective on such prepayment date and available for use by the Investors (ii) the shares to be issued are registered with the Securities and Exchange Commission and (iii) the aggregate number of shares to be issued under any monthly redemption amount is less than 20% of the total dollar trading volume of the Company’s common stock for the 20 trading days prior to the applicable monthly redemption date.

     At any time after the effectiveness of this registration statement, the Company may, upon written notice, redeem the Debentures in cash at 115% of the then outstanding face amount of the Debentures provided, among other things, that (i) the volume weighted average price for any 20 consecutive trading days exceeds $0.50, (ii) a registration statement must be effective on such redemption date and available for use by the Investors and (iii) the Company has satisfied all conditions under the transaction documents.

     Each of the Investors have contractually agreed to restrict their ability to exercise the Warrants and convert the Debentures such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

     The Debentures rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. The Company’s obligations under the Debentures are guaranteed by Wave Uranium, the Company’s wholly-owned subsidiary. In addition, the Company, Norman Meier, the Company’s largest shareholder and the Investors entered into a Pledge and Security Agreement pursuant to which the Debentures aresecured by Mr. Meier’s 40,000,005 shares of common stock of the Company.

     In conjunction with the Purchase Agreement, all officers, directors and 10% holders of the Company have entered into lock-up agreements pursuant to which they have agreed to not sell their shares of common stock or common stock equivalents in the Company until the 12 month anniversary after the effective date of the registration statement described above.

Pursuant to a registration rights agreement entered into in connection with the Purchase Agreement, we agreed to file a registration statement registering the shares of common stock underlying the Debentures and Warrants, and issuable as interest on the Debentures, in an amount permissible under Rule 415, and to use our best efforts to cause such registration statement to be declared effective. In the event that the initial registration statement does not include all of the shares of common stock underlying the Debentures and Warrants, and issuable as interest on the Debentures, the Company will file an additional registration statement registering the allowable balance pursuant to Rule 415. We intend to file such additional registration statement approximately six months following the effective date of this registration statement, or at such earlier date as may be permitted under the rules and regulations promulgated by the Securities and Exchange Commission. The aggregate 9,449,200 shares included in this prospectus represent (i) the 6,250,000 shares of common stock underlying the Warrants, and (ii) 3,199,220 shares of common stock issuable upon payment of interest on the Debentures. The aggregate 9,449,200 shares of common stock included in this prospectus was calculated as approximately 33% of our aggregate common shares issued and outstanding less shares held by affiliates of the Company, the selling stockholders, and affiliates of the selling stockholders, which was 28,634,000 shares, as of March 20, 2008, the closing date of the private placement.

DOLLAR VALUE OF STOCK UNDERLYING DEBENTURES

The total dollar value of the 6,250,000 shares of common stock underlying the Debentures is equal to $9,062,500, based on the closing price of $1.45 per share on March 20, 2008, the date of the sale of the Debentures. The Debentures were sold in connection with the issuance of the Warrants. The 6,250,000 shares underlying the Warrants are included in this prospectus. In addition, 3,199,220 shares issuable as interest on the Debentures are included in this prospectus. None of the shares underlying the Debentures are included in this prospectus.

PAYMENTS DUE OR MADE UNDER DEBENTURES

The tables below set forth the dollar amounts of each payment due that we have made or may be required to make (other than repayment of principal; payment of original issue discount is deemed payment of interest) in relation to the March 2008 private placement to the selling shareholders and any party with whom the selling shareholders have a contractual relationship regarding the March 2008 private placement:

Payments that have been made:

Party	Payment Reference	Date	Amount
Feldman Weinstein & Smith (1)	Legal fees (Investors’ counsel)	3/1/08	$30,000
TOTAL PAYMENTS MADE FOR ALL PARTIES			$30,000

(1) Feldman Weinstein & Smith, who were legal counsel to the Investors, received a cash fee of $30,000 for legal services from the Company.

Payments to be made:

Party	Payment Reference	Date	Amount
Enable Growth Partners LP	Interest*	10/1/08	$118,750
Enable Growth Partners LP	Interest*	11/1/08	$18,287.03
Enable Growth Partners LP	Interest*	12/1/08	$17,824.07
Enable Growth Partners LP	Interest*	1/1/09	$17,361.12
Enable Growth Partners LP	Interest*	2/1/09	$16,898.15
Enable Growth Partners LP	Interest*	3/1/09	$16,435.18
Enable Growth Partners LP	Interest*	4/1/09	$15,972.22
Enable Growth Partners LP	Interest*	5/1/09	$15,509.26
Enable Growth Partners LP	Interest*	6/1/09	$15,046.29
Enable Growth Partners LP	Interest*	7/1/09	$14,583.33
Enable Growth Partners LP	Interest*	8/1/09	$14,120.37
Enable Growth Partners LP	Interest*	9/1/09	$13,657.41
Enable Growth Partners LP	Interest*	10/1/09	$13,194.44
Enable Growth Partners LP	Interest*	11/1/09	$12,731.48
Enable Growth Partners LP	Interest*	12/1/09	$12,268.52
Enable Growth Partners LP	Interest*	1/1/10	$11,805.55
Enable Growth Partners LP	Interest*	2/1/10	$11,342.59
Enable Growth Partners LP	Interest*	3/1/10	$10,879.62
Enable Growth Partners LP	Interest*	3/20/10	$7,253.08
TOTAL FOR ENABLE GROWTH PARTNERS LP (1)			$373,919.71
Enable Opportunity Partners LP	Interest *	10/1/08	$14,843.75
Enable Opportunity Partners LP	Interest *	11/1/08	$2,285.88
Enable Opportunity Partners LP	Interest *	12/1/08	$2,228.01
Enable Opportunity Partners LP	Interest *	1/1/09	$2,170.14
Enable Opportunity Partners LP	Interest *	2/1/09	$2,112.27
Enable Opportunity Partners LP	Interest *	3/1/09	$2,054.40
Enable Opportunity Partners LP	Interest *	4/1/09	$1,996.53
Enable Opportunity Partners LP	Interest *	5/1/09	$1,938.66
Enable Opportunity Partners LP	Interest *	6/1/09	$1,880.79
Enable Opportunity Partners LP	Interest *	7/1/09	$1,822.92
Enable Opportunity Partners LP	Interest *	8/1/09	$1,765.05
Enable Opportunity Partners LP	Interest *	9/1/09	$1,707.18
Enable Opportunity Partners LP	Interest *	10/1/09	$1,649.31
Enable Opportunity Partners LP	Interest *	11/1/09	$1,591.44
Enable Opportunity Partners LP	Interest *	12/1/09	$1,533.56
Enable Opportunity Partners LP	Interest *	1/1/10	$1,475.69
Enable Opportunity Partners LP	Interest *	2/1/10	$1,417.82
Enable Opportunity Partners LP	Interest *	3/1/10	$1,359.96
Enable Opportunity Partners LP	Interest*	3/20/10	$906.64
TOTAL FOR ENABLE OPPORTUNITY PARTNERS			$46,740
LP (2)
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	10/1/08	$14,843.75
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	11/1/08	$2,285.88
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	12/1/08	$2,228.01
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	1/1/09	$2,170.14
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	2/1/09	$2,112.27
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	3/1/09	$2,054.40
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	4/1/09	$1,996.53
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	5/1/09	$1,938.66
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	6/1/09	$1,880.79
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	7/1/09	$1,822.92
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	8/1/09	$1,765.05
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	9/1/09	$1,707.18
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	10/1/09	$1,649.31
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	11/1/09	$1,591.44
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	12/1/09	$1,533.56
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	1/1/10	$1,475.69
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	2/1/10	$1,417.82
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	3/1/10	$1,359.96
Pierce Diversified Strategy Master Fund LLC, Ena	Interest *	3/20/10	$906.64
TOTAL FOR PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC, ENA (3)			$46,740
TOTAL PAYMENTS TO BE MADE FOR ALL PARTIES			$467,399.71
TOTAL PAYMENTS MADE OR TO BE MADE FOR ALL PARTIES			$497,399.71

* Beginning October 1, 2008 and continuing on the first calendar day of each successive month thereafter, until the full face amount of the Debentures is paid in full (the “Monthly Redemption Date”), the Company must repay 1/18 th of the original face amount of the Debentures. Interest on the Debentures is payable on each Monthly Redemption Date. The Company may make payments of principal and interest on the Debentures either in cash or in common stock, at the option of the Company. If principal or interest on the Debentures is paid in shares of common stock, the conversion price of such shares shall be equal to the lesser of (i) the conversion price then in effect and (ii) 80% of the average of the three (3) closing bid prices for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable redemption date. Notwithstanding the foregoing, the Company’s right to make payments of principal and interest on the Debentures in shares of common stock on each Monthly Redemption Date is subject to, among other things, the following conditions: (i) that a registration statement must be effective on such prepayment date and available for use by the Investors (ii) the shares to be issued are registered with the Securities and Exchange Commission and (iii) the aggregate number of shares to be issued under any monthly redemption amount is less than 20% of the total dollar trading volume of the Company’s common stock for the 20 trading days prior to the applicable monthly redemption date.

(1) Enable Growth Partners LP was issued an original issue discount Debenture in the face amount of $1,250,000 for a purchase price of $1,000,000.

(2) Enable Opportunity Partners LP was issued an original issue discount Debenture in the face amount of $156,250 for a purchase price of $125,000.

(3) Pierce Diversified Strategy Master Fund LLC, Ena was issued an original issue discount Debenture in the face amount of $156,250 for a purchase price of $125,000.

TOTAL PAYMENTS IN FIRST YEAR FOLLOWING SALE AND NET PROCEEDS

The total possible payments to all selling shareholders and all of their affiliates in the first year following the sale of the Debentures is equal to $256,944.45 256,404.45(see tables above).

The following table summarizes net proceeds to us from the sale of the Debentures:

Gross Proceeds	$ 1,250,000
less legal fees to Investors’ counsel	$ 30,000 (1)
Net proceeds	$ 1,220,000 *

(1) Feldman Weinstein & Smith, who were legal counsel to the Investors, received a cash fee of $30,000 for legal services from the Company.

* Prior to deduction for legal fees to Company’s counsel, which were equal to $45,000.

TOTAL POSSIBLE PROFIT TO SELLING STOCKHOLDERS FROM DEBENTURES

The following table sets forth the total possible profit to the selling stockholders as of the date of the sale of the Debentures, based upon a $1.25 differential between the Implied Conversion Price on the date of the sale of the Debentures and the market price on that date (the discount to market):

SELLING STOCKHOLDER	MARKET	IMPLIED	TOTAL	TOTAL MARKET	TOTAL IMPLIED	TOTAL
	PRICE	CONVERSION	SHARES	VALUE	CONVERSION	DISCOUNT TO
	3/20/08	PRICE*			PRICE	MARKET
Enable Growth Partners LP	$ 1.45	$ 0.20	5,000,000	$ 7,250,000	$ 1,000,000	$ 6,250,000
Enable Opportunity Partners LP	$ 1.45	$ 0.20	625,000	$ 906,250	$ 125,000	$ 781,250
Pierce Diversified Strategy Master Fund LLC, Ena	$ 1.45	$ 0.20	625,000	$ 906,250	$ 125,000	$ 781,250
TOTAL			6,250,000	$ 9,062,500	$ 1,250,000	$ 7,812,500

* On March 20, 2008, we issued an aggregate of $1,562,500 face amount of original issue discount Debentures, for an aggregate purchase price of $1,250,000. The Debentures are convertible into an aggregate of 6,250,000 shares of common stock, for an Implied Conversion Price of $0.20 per share. The conversion price of the Debentures is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

TOTAL POSSIBLE PROFIT TO THE SELLING STOCKHOLDERS FROM THE WARRANTS

The following table sets forth the total possible profit to the Selling Stockholders as of the date of the sale of the Warrants, based upon a $1.15 differential between the exercise price on the date of the sale of the Warrants and the market price on that date (discount (premium) to market):

SELLING STOCKHOLDER	MARKET	IMPLIED	TOTAL	TOTAL MARKET	TOTAL IMPLIED	TOTAL
	PRICE	CONVERSION	SHARES	VALUE	CONVERSION	DISCOUNT TO
	3/20/08	PRICE*			PRICE	MARKET
Enable Growth Partners LP	$ 1.45	$ 0.30	5,000,000	$ 7,250,000	$ 1,500,000	$ 5,750,000
Enable Opportunity Partners LP	$ 1.45	$ 0.30	625,000	$ 906,250	$ 187,500	$ 718,750
Pierce Diversified Strategy Master Fund LLC, Ena	$ 1.45	$ 0.30	625,000	$ 906,250	$ 187,500	$ 718,750
TOTAL			6,250,000	$ 9,062,500	$ 1,875,000	$ 7,187,500

* The exercise price of the Warrants is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

COMPARISON OF NET PROCEEDS TO TOTAL POSSIBLE PROFIT TO SELLING SHAREHOLDERS

The following table compares the net proceeds that we would receive assuming all required payments are made to the selling stockholders to the total possible profit that could be realized by the selling stockholders:

Gross proceeds paid to the Company in the March 2008 private placement transaction	$ 1,250,000
All payments made or that may be required to be made by the Company (as disclosed above)	$ 497,399.71
Net proceeds to Company, as gross proceeds are reduced by the total of all possible payments (excluding principal)	$ 752,600.29*
Combined total possible profit to be realized as a result of any conversion discounts (see tables above)	$ 15,000,000
Percentage of the total amount of all possible payments divided by the net proceeds to the Company from sale of the Debentures	66.1%
Percentage averaged over the term of the Debentures	3.7%**
Percentage of the total possible discount to the market price of the shares underlying the Debentures divided by the net proceeds to the Company from sale of the Debentures	1,038.1%
Percentage averaged over the term of the Debentures	57.7%**

*	Prior to deduction for legal fees to Company’s counsel, which were equal to $45,000.

**	Percentage averaged over the term of the Debentures calculated by dividing percentage by eighteen, based on the number of interest payment dates over the term of the Debentures.

PRIOR SECURITIES TRANSACTIONS WITH THE SELLING SHAREHOLDERS

There have not been any prior securities transaction between us (or any of our predecessors) and the selling shareholders, any affiliates of the selling shareholders, or any person with whom any selling shareholder has a contractual relationship regarding the transactions.

SUMMARY OF OUTSTANDING SHARES, SHARES REGISTERED FOR RESALE IN PRIOR REGISTRATION STATEMENTS THAT CONTINUE TO BE HELD, SHARES REGISTERED IN PRIOR REGISTRATION STATEMENTS THAT HAVE BEEN SOLD, AND SHARES REGISTERED IN CURRENT TRANSACTION

The following table summarizes the number of shares outstanding prior to the March 2008 private placement held by persons other than the selling shareholders, affiliates of the Company and affiliates of the selling shareholders, the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements that continue to be held by the selling shareholders or affiliates of the selling shareholders; the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders; and the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

Selling Shareholder	Shares outstanding prior to Debentures transaction held by persons other than the selling shareholders, affiliates of the Company, and affiliates of the selling shareholders	Number of shares registered for resale by selling shareholder or affiliates of the selling shareholder in prior registration statements	Number of shares registered for resale by selling shareholder or affiliates of the selling shareholder in prior registration statements that continue to be held	Number of shares registered for resale in prior registration statements that have been sold	Number of shares registered for resale in current transaction
Enable Growth Partners LP	28,634,000	0	0	0	7,559,376
Enable Opportunity Partners LP	28,634,000	0	0	0	944,922
Pierce Diversified Strategy Master Fund LLC, Ena	28,634,000	0	0	0	944,922
TOTAL		0	0	0	9,449,220

Intention to make payments on overlying Debentures

We have the intention, and a reasonable basis to believe that we will have the financial ability, to make all payments on the overlying Debentures.

Short Positions by the Selling Shareholders

Based on information obtained from the selling shareholders, none of the selling shareholders has an existing short position in our common stock.

Relationships between the Company and the Selling Shareholders

Other than the private placement that closed in March 2008, there are no relationships or arrangements that have existed in the past three years or are to be performed in the future between the Company (or any of its predecessors) and the selling shareholders, any affiliates of the selling shareholders, or any person with whom any selling shareholder has a contractual relationship regarding the private placement that closed in March 2008 (or any predecessor of those persons).

Summary Financial Information
( in thousands, except per share information)

     The following information at July 31, 2007, the year ended July 31, 2007 and the period from inception through July 31, 2007 has been derived from our audited financial statements which appear elsewhere in this prospectus. The information at April 30, 2008 and for the nine month periods ended April 30, 2008and 2007 has been derived from our unaudited financial statements which appear elsewhere in this prospectus.

Statement of Operations Information:

	Nine Months Ended April 30, 2008 (unaudited)	Nine Months Ended April 30, 2007 (unaudited)	Year Ended July 31, 2007	May 30, 2006 (Inception) through July 31, 2007
Revenues	$0	$0	$0	$0
Expenses	3,573,555	60,031	331,060	334,608
Loss from operations	(3,573,555)	(60,031)	(331,060)	(334,608)
Net Loss	(3,573555)	(60,031)	(310,032)	(319,997)
Income (loss) per share (basic and diluted)	(0.05)	(0.00)	(0.00)	(0.00)
Weighted average shares of common stock outstanding (basic and diluted)	69,338,504	85,722,195	95,766,175	105,120,000

Balance Sheet Information:
	April 30, 2008	July 31, 2007
Working capital	397,266	1,954
Total assets	550,629	3,997
Total liabilities	1,829,224	2,043
Accumulated Deficit	(3,893,468)	(319,913)
Stockholders’ equity (deficit)	(1,278,595)	1,954

RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

We have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

TO DATE WE HAVE HAD SIGNIFICANT OPERATING LOSSES, AND AN ACCUMULATED DEFICIT AND HAVE NOT GENERATED ANY REVENUES AND DO NOT EXPECT TO BE PROFITABLE FOR AT LEAST THE FORESEEABLE FUTURE, AND CANNOT PREDICT WHEN WE MIGHT BECOME PROFITABLE, IF EVER.

We have been operating at a loss since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the nine months ended April 30, 2008 was $3,573,555 resulting in an accumulated deficit of $3,893,468. Net loss for the fiscal year ended July 31, 2007 was $310,032 resulting in an accumulated deficit of $319,913. Further, as of April 30, 2008, we have not generated any revenues and we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated October 29, 2007, Ronald R. Chadwick, P.C. stated that our financial statements for the fiscal year ended July 31, 2007 were prepared assuming that we would continue as a going concern. However, they also expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses suffered from operations and a working capital deficiency. We continue to experience operating losses. We can give no assurance as to our ability to raise sufficient capital or our ability to continue as a going concern.

ADDITIONAL FINANCING IS NECESSARY FOR THE IMPLEMENTATION OF OUR GROWTH STRATEGY.

We may require additional debt and/or equity financing to pursue our growth strategy. Given our limited operating history and existing and projected losses, there can be no assurance that we will be successful in obtaining additional financing. Lack of additional funding could force us to curtail substantially our growth plans or cease of operations. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

AS OUR MINERAL PROPERTIES DO NOT CONTAIN ANY RESERVES OR ANY KNOWN BODY OF ECONOMIC MINERALIZATION, WE MAY NOT DISCOVER COMMERCIALLY EXPLOITABLE QUANTITIES OF ORE ON OUR MINERAL PROPERTIES THAT WOULD ENABLE US TO ENTER INTO COMMERCIAL PRODUCTION, ACHIEVE REVENUES AND RECOVER THE MONEY WE SPENDS ON EXPLORATION.

Our properties do not contain reserves and there is no assurance that any exploration programs that we carry out will establish reserves. All of our mineral properties are in the exploration stage as opposed to the development stage and have no known body of economic mineralization. The known mineralization at these projects has not yet been determined to be economic ore, and may never be determined to be economic. We plan to conduct further exploration activities on our mineral properties, which future exploration may include the completion of feasibility studies necessary to evaluate whether a commercial mineable orebody exists on any of our mineral properties. There is a substantial risk that these exploration activities will not result in discoveries of commercially recoverable quantities of ore. Any determination that our properties contain commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economic. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that our mineral properties can be commercially developed.

OUR EXPLORATION ACTIVITIES ON OUR MINERAL PROPERTIES MAY NOT BE SUCCESSFUL, WHICH COULD LEAD US TO ABANDON OUR PLANS TO DEVELOP THE PROPERTY AND ITS INVESTMENTS IN EXPLORATION.

We are an exploration stage company and have not as yet established any reserves on our properties. Our long-term success depends on our ability to establish commercially recoverable quantities of ore on our mineral properties that can then be developed into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of uranium exploration is determined in part by the following factors:

•   identification of potential uranium mineralization based on superficial analysis;
•   availability of government-granted exploration permits;
•   the quality of management and geological and technical expertise; and
•   the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be established or determined to be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover any mineralized material in sufficient quantities on any of our properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on our mineral properties.

WE ARE A NEW ENTRANT INTO THE URANIUM MINERALS EXPLORATION INDUSTRY WITHOUT PROFITABLE OPERATING HISTORY.

Since inception, our activities have been limited to organizational efforts, obtaining working capital and acquiring and exploring a very limited number of properties. As a result, there is limited information upon which to base our future success. The business of minerals exploration is subject to many risks and uncertainties, including those described in this section, and if uranium is found in economic quantities, the profitability of future uranium mining ventures depends upon factors beyond our control. The profitability of mining uranium properties if economic quantities of Uranium are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) geological problems; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected ore grades; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations.

AS PART OF OUR GROWTH STRATEGY, WE INTEND TO ACQUIRE ADDITIONAL MINERALS EXPLORATION PROPERTIES.

Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce positive results of exploration, or we may not complete exploration of such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

WE MAY NOT BE ABLE TO MAKE THE REQUIRED PAYMENTS UNDER THE WILSON CREEK OPTION AGREEMENT, WHICH COULD PREVENT US FROM GENERATING REVENUES.

Pursuant to the Option Agreement, we must make certain cash payments and we must complete certain exploration expenditures. If we are unable to make these payments or complete such required exploration expenditures, we could lose our interests in the Wilson Creek Property, and we may never be able to carry out our business plan or generate revenues.

OUR PLANNED MINERAL EXPLORATION EFFORTS ARE HIGHLY SPECULATIVE AND WE MAY NOT BE ABLE TO COMPLETE OUR EXPLORATION ACTIVITIES, WHICH COULD PREVENT US FROM GENERATING REVENUES.

Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we believe we have found a valuable mineral deposit, it may be several years before production is possible. During that time, it may become no longer feasible to produce those minerals for economic, regulatory, political, or other reasons. Additionally, we may be required to make substantial capital expenditures and to construct mining and processing facilities. As a result of these costs and uncertainties, we may be unable complete our exploration activities which could prevent us from ever generating revenues.

COMPETITION MAY PREVENT US FROM CARRYING OUT OUR EXPLORATION PLAN, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

The mineral resources industry is intensely competitive and we compete with many companies that have greater financial resources and technical facilities than ourselves. Significant competition exists for the limited number of mineral acquisition opportunities available in our sphere of operation. As a result of this competition, our ability to acquire additional attractive mining properties on terms that we consider acceptable may be adversely affected.

We plan to complete an exploration program for which we will need drill rigs and other equipment, contract geologists, and crews to operate the equipment. We have not yet entered into any agreements with services companies to provide us access to a drilling rig or a drilling crew in Arizona. We face competition from other mining companies for access to mining equipment, crews and geologists. Currently, in North America, there are large numbers of companies competing to obtain the services of rigs and crews. There are inadequate rigs to meet the demand and the owners of the rigs often give preference to larger drilling programs than that which we plan to carry out. If we are unable to obtain mining equipment and labor on commercially reasonable terms, this could increase our operating costs. If we are unable to obtain mining equipment or labor we will not be able to complete our exploration program and we may not be able to achieve revenues.

We may, in the future, be unable to meet our share of costs incurred under agreements to which we are a party and we may have our interests in any properties that we own which are subject to such agreements, reduced as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the costs required to complete the recommended programs and our business could fail.

FLUCTUATING MINERAL PRICES COULD PREVENT US FROM OBTAINING FINANCING AND WE MAY HAVE TO CEASE OPERATIONS.

The mining industry in general is intensely competitive and there is no assurance that, even if commercial quantities of mineral resources are developed, a profitable market will exist for the sale of same. Factors beyond our control may affect the marketability of any minerals discovered. The prices of gold, uranium, nickel, copper, cobalt and palladium have varied considerably over the past few years, and no assurance can be given that prices will remain at their current levels; significant price movements over short periods of time may be affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the U.S. dollar relative to other currencies), interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The effect of these factors on the price minerals and therefore the economic viability of any of our exploration projects cannot accurately be predicted. As we are in the exploration stage, the above factors have had no material impact on operations or income to date.

URANIUM MINING OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION, WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED, CAUSING AN ADVERSE EFFECT ON OUR BUSINESS OPERATIONS.

If economic quantities of uranium are found on any lease owned by us in sufficient quantities to warrant uranium mining operations, such mining operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Uranium mining operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

ENVIRONMENTAL REGULATION MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM, WHICH COULD INCREASE OUR EXPENSES.

Uranium minerals exploration and development and future potential uranium mining operations are or will be subject to stringent federal, state, provincial, and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago. Future potential uranium mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Uranium mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

WE ARE DEPENDENT UPON KEY PERSONNEL AND CONSULTANTS.

Our success is heavily dependent on the continued active participation of our current executive officers listed under “Management.” Loss of the services of one or more of our officers could have a material adverse effect upon our business, financial condition or results of operations. Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the technology industry is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on us. The inability on our part to attract and retain the necessary personnel and consultants and advisors could have a material adverse effect on our business, financial condition or results of operations.

WE ARE CONTROLLED BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS.

Our directors, executive officers and principal stockholders (5%) and their affiliates beneficially own approximately 68.5% of the outstanding shares of Common Stock. Accordingly, our executive officers, directors, principal stockholders and certain of their affiliates will have substantial influence on the ability to control the election of our Board of Directors of the Company and the outcome of issues submitted to our stockholders.

WE MAY NOT BE ABLE TO SUCCESSFULLY GROW AND EXPAND OUR BUSINESS.

We may not be able to successfully expand. Successful implementation of our business plan will require management of growth, which will result in an increase in the level of responsibility for management personnel. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. The management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the convertible Debentures and exercise of Warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible Debentures and/or exercise their Warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit.

OUR COMMON STOCK TRADES IN A LIMITED PUBLIC MARKET, THE OVER-THE-COUNTER BULLETIN BOARD; ACCORDINGLY, INVESTORS FACE POSSIBLE VOLATILITY OF SHARE PRICE.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the ticker symbol WAVU.OB. As of June 4, 2008, there were approximately 73,534,005 shares of Common Stock outstanding.

There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory actions, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS AND STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include a management report on internal controls over financial reporting in our Form 10-KSB annual report for the year ended July 31, 2007, and we will be required to include an auditor’s report on internal controls over financial reporting for the year ended July 31, 2008. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

THE POTENTIAL PROFITABILITY OF MINERAL VENTURES DEPENDS IN PART UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY AND EVEN IF WE DISCOVER AND EXPLOIT MINERAL DEPOSITS, WE MAY NEVER BECOME COMMERCIALLY VIABLE AND WE MAY BE FORCED TO CEASE OPERATIONS.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

OUR COMMON STOCK WILL BE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK .

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares to be offered by the selling stockholders. The proceeds from the sale of each selling stockholders’ common stock will belong to that selling stockholder. However, we may receive the exercise price of any common stock we issue to the selling stockholders upon exercise of outstanding warrants. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol “WAVU.OB”. Our shares became eligible for trading on the OTC Bulletin under our previous symbol “IRLK.OB”. On July 19, 2007, our symbol changed to “WAVU.OB”, in line with our name change and change of business direction.

The high and the low trades for our shares for each quarter of actual trading since we began trading on May 11, 2007 were:

	High	Low
Year Ending December 31, 2007:
Second Quarter (beginning May 11, 2007)	$ 0.01	$ 0.01
Third Quarter	1.05	0.01
Fourth Quarter	2.10	1.04
Year Ending December 31, 2008:
First Quarter	$ 2.10	$ 0.41
Second Quarter	0.48	0.15
Third Quarter (as of August 29, 2008)	0.165	0.005

The closing price for the common stock on August 29, 2008 was $0.007 per share.

Holders

As of June 4, 2008, we had approximately 20 active holders of our common stock. The number of active record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701.

As of June 4, 2008, we had the following shares of common stock reserved for issuance:

  6,250,000 shares issuable upon the conversion of convertible notes; and
  7,048,500 shares issuable upon exercise of warrants.

Dividends

We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We have limited revenues and no earnings. Our current policy is that if we were to generate revenue and earnings we would retain any earnings in order to finance our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

Equity Compensation Plan Information

As of July 31, 2007, we have not adopted an equity compensation plan under which our common stock is authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available For future suance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	-0-

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

This Management's Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management's current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus and in our reports filed with the Securities and Exchange Commission. Important factors currently known to Management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that its assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Introduction

We were incorporated as a Nevada company on May 30, 2006, under our previous name Iron Link Ltd. In June 2007, we underwent a corporate reorganization and restructuring which resulted in a change of management and us changing our name to Wave Uranium Holding. Additionally we acquired a wholly owned subsidiary called “Wave Uranium”.

On September 20, 2007, we entered into a mining option agreement with Handley Minerals, Inc. a Nevada company, pursuant to which we acquired an option to purchase a 100% undivided interest in the Wilson Creek project which consists of ten claims situated in the county of Gila in the State of Arizona. Also in September 2007, we located an additional 153 mineral claims in Gila County, Arizona.

Between September and December 2007, we acquired 1,327 mineral claims in Grand County, Utah for costs to us of approximately $330,000. As a result of our activities relating to the acquisition of rights to Wilson Creek and mineral claims in Utah, as well as our active development of our plan of exploration we are no longer a shell company as defined in Rule 12b-2 of the Exchange Act.

Recent Developments:

On March 20, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Investors purchased an aggregate face amount of $1,562,500 of 8% Original Issue Discount Senior Secured Convertible Debentures for an aggregate purchase price of $1,250,000 (the “Debentures”). The Debentures bear interest at 8% and mature twenty-four months from the date of issuance. The Debentures are convertible, at the option of the Investors, into an aggregate 6,250,000 shares of common stock at the initial conversion price of $0.25 per share. Accordingly, the implied conversion price, based on the aggregate purchase price of $1,250,000, is $0.20 per share (the “Implied Conversion Price”).

In connection with the Purchase Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to the face amount of the Debenture issued to such Investor divided by the initial conversion price of $0.25 (“Warrants”). Accordingly, we issued an aggregate of 6,250,000 Warrants to the Investors. Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.30. The investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

The conversion price of the Debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The full face amount of the Debentures is due upon default under the terms of Debentures. Beginning October 1, 2008 and continuing on the first calendar day of each successive month thereafter, until the full face amount of the Debentures is paid in full (the “Monthly Redemption Date”), the Company must repay 1/18 th of the original face amount of the Debentures. Interest on the Debentures is payable on each Monthly Redemption Date. The Company may make payments of principal and interest on the Debentures either in cash or in common stock, at the option of the Company. If principal or interest on the Debentures is paid in shares of common stock, the conversion price of such shares shall be equal to the lesser of (i) the conversion price then in effect and (ii) 80% of the average of the three (3) closing bid prices for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable redemption date. Notwithstanding the foregoing, the Company’s right to make payments of principal and interest on the Debentures in shares of common stock on each Monthly Redemption Date is subject to, among other things, the following conditions: (i) that a registration statement must be effective on such prepayment date and available for use by the Investors (ii) the shares to be issued are registered with the Securities and Exchange Commission and (iii) the aggregate number of shares to be issued under any monthly redemption amount is less than 20% of the total dollar trading volume of the Company’s common stock for the 20 trading days prior to the applicable monthly redemption date.

At any time after the effectiveness of this registration statement, the Company may, upon written notice, redeem the Debentures in cash at 115% of the then outstanding face amount of the Debentures provided, among other things, that (i) the volume weighted average price for any 20 consecutive trading days exceeds $0.50, (ii) a registration statement must be effective on such redemption date and available for use by the Investors and (iii) the Company has satisfied all conditions under the transaction documents.

Each of the Investors have contractually agreed to restrict their ability to exercise the Warrants and convert the Debentures such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The Debentures rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. The Company’s obligations under the Debentures are guaranteed by Wave Uranium, the Company’s wholly-owned subsidiary. In addition, the Company, Norman Meier, the Company’s largest shareholder and the Investors entered into a Pledge and Security Agreement pursuant to which the Debentures are secured by Mr. Meier’s 40,000,005 shares of common stock of the Company.

In conjunction with the Purchase Agreement, all officers, directors and 10% holders of the Company have entered into lock-up agreements pursuant to which they have agreed to not sell their shares of common stock or common stock equivalents in the Company until the 12 month anniversary after the effective date of the registration statement described above.

Pursuant to a registration rights agreement entered into in connection with the Purchase Agreement, we agreed to file a registration statement registering the shares of common stock underlying the Debentures and Warrants, and issuable as interest on the Debentures, in an amount permissible under Rule 415, and to use our best efforts to cause such registration statement to be declared effective. In the event that the initial registration statement does not include all of the shares of common stock underlying the Debentures and Warrants, and issuable as interest on the Debentures, the Company will file an additional registration statement registering the allowable balance pursuant to Rule 415.

The company has shown the current portion of the debt in current liabilities. In addition, the company has discounted the note under the interest method and will amortize the debt discount over the life of the loan. During the three months ended April 30, 2008 the company amortized $114,776 of the debt discount as well as $6,250 in deferred finance charges.

Wilson Creek

On September 20, 2007 we acquired an option to purchase a 100% undivided interest in the Wilson Creek Property, which currently comprises ten mineral claims in Gila County, Arizona. The terms of the option are for an initial payment of $25,000 and 200,000 shares of restricted common stock and annual payments under the following schedule:

Payment Due Date	Cash	Shares
September 1, 2008	$50,000	200,000
September 1, 2009	$50,000	200,000
September 1, 2010	$50,000	200,000
September 1, 2011	$100,000	200,000

Gila County Claims

On September 21, 2007 we located 153 claims in seven blocks in Gila County, Arizona, covering an area of approximately 3,152 acres. We paid approximately $60,000 to acquire these claims. The payment included expenses related to acquiring the claims through a claims staking service agency, and fees which we were required to pay to the Bureau of Land Management (the “BLM”). We will also have to pay an annual fee of approximately $175 per claim, per year to the BLM and approximately $15 per claim, per year to Gila County to maintain these claims.

Grand County

In September of 2007 we successfully located 1,327 mineral claims in Grand County, Utah, covering an area of approximately 27,400 acres. We paid approximately $430,000 in filing fees and field operations costs to locate these claims. We will be required to pay an annual fee of approximately $125 per claim, per year to the BLM and approximately $15 per claim, per year to Grand County to maintain these claims.

Utah State Leases

Between October1 and November 1, 2007, we acquired five state leases in Grand and Emery Counties of Utah. These leases cover approximately 6,415 acres. We paid approximately $7,200 to acquire these leases and are required to pay approximately $1 per acre, per year to maintain these claims.

We are a development stage company. The Wilson Creek, Gila County, Grand County and Utah State Leases are at the exploration stage and there is no assurance that they contain a commercially viable ore body. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic and legal feasibility of mining of the properties is determined. We plan to undertake such further exploration, however it is anticipated that significant additional financing will be required in order to do so, and there is no assurance that the necessary financing will be obtainable in the future. Even if the financing is obtained, there is no assurance that further exploration will result in a final evaluation that a commercially viable uranium or other mineral deposit exists at any of our mineral properties.

As of April 30, 2008 we have generated no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We will not generate revenues in the short term, even if our exploration program indicates that a mineral deposit may exist on the Wilson Creek Property or the Utah Claims. Accordingly, we will be dependent on future additional financing in order to maintain our operations and continue our exploration activities.

Plan of Operation

Our plan of operation for the next twelve months beginning December 2007 is to carry out exploration of some or all of or mineral properties, and to acquire other selective early stage properties in the US or Canada. We intend to primarily explore for uranium, but if we discover that any of our mineral properties hold potential for other minerals that our management determines are worth exploring further, then we will explore for those other minerals.

The exploration programs will be directed by management and will be supervised by our President and Chief Executive Officer, Cady Johnson, who is also a geologist. We will engage contractors to carry out our exploration programs under Mr. Johnson’s supervision. We plan to engage project geologists, geochemical sampling crews and drilling companies as contractors, depending on the specific exploration program of the property.

All of our mineral properties are in the early stages of exploration and presently contain no known quantities of uranium resources.

Over the next 12 months to the end of December 2008, we intend to carry out the following actions, as a preliminary exploration program, on some or all of our properties:

1. Establish significant land positions in surrounding areas. As holdings accumulate, exploration plans will be developed based on a combination of radiometric surveys, outcrop mapping, and environmental considerations.

2.	As appropriate, enter into joint ventures with other companies exploring the same sedimentary environments in the region.

3.	Acquire such data sets, public or private, as may be available in our areas of interest.

4.	Focus on subsurface exploration by drilling relatively deep targets in unexplored channel environments.

In order to carry out our preliminary exploration program as described above, we will need to carry out helicopter radiometric surveys, radon surveys, stream-sediment surveys, and/or exploration drilling on our properties. We anticipate that the preliminary exploration program will last approximately 270 days. During this time, we anticipate incurring $3,000,000 in direct labour expenses, field and capital equipment expenses

Overall, our planned exploration expenditures for the next twelve months on our mineral properties, together with amounts we intend to spend developing and commercializing secondary services such as the exploration database, and amounts we expect to spend on administrative costs are summarized as follows:

Description of Expense	Amount
Payment towards acquisition of the Wilson Creek property	$ 50,000 (1)
Exploration of the Wilson Creek property and Gila County Claims	$ 350,000
Exploration of Grand County Claims and Utah State Leases	$2,600,000
Exploration of Utah State Leases	$500,000
Acquisition of land parcels, (and ancillary development of Exploration Database)	$ 750,000
Commence advanced stage exploration of 1 or 2 wholly owned land packages	$6,000,000
General and Administrative Expenses	$ 200,000
Total	$ 8,850,000

(1) Under the terms of the Option Agreement, we are obliged to pay $50,000 in cash, and issue 200,000 shares of our common stock to the vendors by September 1, 2008.

The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, management fees, investor relations and general office expenses.

As of April 30, 2008, we had approximately $480,464 in cash in our bank accounts. Based on our planned expenditures as outlined above, we require additional capital of approximately $5,000,000 to proceed with our plan of operations over the next twelve months. If we achieve less than the full amount of financing that we require, we will scale back our exploration programs on our mineral properties.

Product Research and Development

We do not anticipate spending any material amounts in connection with product research and development activities during the next twelve months.

Acquisition of Plant and Equipment and Other Assets

Apart from our interests in the Wilson Creek property, Gila County claims, the Grand County, Utah claims the Utah State leases, and our stated plan to acquire other mineral concessions or land parcels, as described in our plan of operations above, we do not anticipate the sale or acquisition of any material property, plant or equipment during the next twelve months. Any acquisitions are subject to obtaining additional financing.

Results of Operations for the three months ended April 30, 2008 and 2007 and for the period from May 30, 2006 (inception) to April 30, 2008

Our results of operations are presented below:

	Three Months Ended April 30, 2008	Three Months Ended April 30, 2007	Accumulated from May 30, 2006 (Date of Inception) to April 30, 2008
Costs and Expenses:
General and Administrative	$ 661,821	$ 32,653	$ 1,020,630
Depreciation	$ –	$ 141	$ 73
Warrant Expense	$ –	$ –	$740,840
Financing Expense	$ –	$ –	$67,500
Original Issue Discount	$ 312,500	$ –	$312,500
Bank Charges	$ 313	$ 61	$929
Land Claim Fees	$ 266,780	$ –	$ 491,582
Non Cash Compensation	$ 855,000	$ –	$ 855,000
Amortization of
Debt Discount	$ 114,776	$ –	$ 114,776
Amortization of Deferred
Financing Charges	$ 6,250	$ –	$ 6,250
Impairment of Goodwill	$ –	$ –	$266,667
Other Expenses	$ –	$ –	$351
Total Operating Expenses	$ 2,010,660	$ 32,855	$ 3,877,098
Net Loss	$ (2,026,141)	$(33,151)	$(3,909,061)
Loss per common share (basic and fully diluted)	$ (0.03)	$(0.00)	-
Weighted average common shares outstanding	73,093,248	105,120,000	-

Lack of Revenue

Since our inception on May 30, 2006 to April 30, 2008, we had not earned any revenues. As of April 30, 2008, we have incurred total liabilities of $1,829,224 and our accumulated deficit is $3,893,468. At this time, our ability to generate any significant revenues continues to be uncertain. Our auditor's report, dated October 29, 2007, included in our July 31, 2007 year-end financial statements contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

From May 30, 2006 (date of inception) to April 30, 2008, our total expenses were $3,877,098; our total expenses for the three months ended April 30, 2008 were $2,010,660 compared with $32,855 for the three month period ended April 30, 2007. The major components of our expenses consist of a) general and administrative expenses ($661,821 for the three months ended April 30, 2008, compared to $32,653 for three months ended April 30, 2007) b) original issue discount ($312,500 for the three months ended April 30, 2008, compared to $0 for the three months ended April 30, 2007), c) bank charges ($313 for the three months ended April 30, 2008, compared to $61 for three months ended April 30, 2007) d) land claim fees ($60,000 for the three months ended April 30, 2008 compared to $0 for the three months ended April 30, 2007) e) Non Cash Compensation ($855,000 for the three months ended April 30, 2008 compared to $0 for the three months ended April 30, 2007) f) Amortization of Debt Discount ($114,776 for the three months ended April 30, 2008 compared to $0 for the three months ended April 30, 2007) and g) Amortization of Deferred Financing Charges ($6,250 for the three months ended April 30, 2008, compared to $0 for the three months ended April 30, 2007).

For the three months ending April 30, 2008 our total operating expenses were $2,010,660 compared to $32,855 for the same period last year. The reason for the top heavy expenses in the most recently completed quarter is that we have recently changed our business focus from developing IPTV technology, to the acquisition of uranium properties that are either past producers, have been the subject of prior work programs and, or contain historic resources. Additionally we have issued and expensed debentures warrants in association with a financing completed in March 2008. In this way, we have incurred the majority of our operating expenses in the last few months as we have been concentrating our efforts on acquiring interests in mineral properties. During the most recent fiscal year we have also seen an increase in professional fees including accounting, legal and other consulting fees.

Our general and administrative expenses consisted of the following: filing fees, bank charges and interest, professional fees (accounting and legal), telephone and other associated office fees, management and consulting fees (including investor relation fees), and marketing fees.

Net losses

From May 30, 2006 (date of inception) to April 30, 2008, we incurred a net loss of $3,893,468. Our loss per share was $0for the period from May 30, 2006 (date of inception) to April 30, 2008.

For the three months ended April 30, 2008 we incurred a net loss of $2,026,141 compared to a net loss of $33,151 for the three months ended April 30, 2007. Our net loss per share was $(0.03) for the three months ended April 30, 2008 as compared to $(0.00) for the three months ended April 30, 2007.

Our net loss to date is primarily due to a lack of revenue associated with increased operating expenses as described above. We expect to continue to incur losses for at least another two years.

Results of Operations for the nine months ended April 30, 2008 and 2007 and for the period from May 30, 2006 (inception) to April 30, 2008

Our results of operations are presented below:

	Nine Months Ended April 30, 2008	Nine Months Ended April 30, 2007	Accumulated from May 30, 2006 (Date of Inception) to April 30, 2008
Costs and Expenses:
General and Administrative	$ 952,226	$ 32,653	$ 1,020,630
Depreciation	$ –	$ 141	$ 73
Warrant Expense	$ 740,840	$ –	$740,840
Financing Expense	$ 67,500	$ –	$67,500
Original Issue Discount	$ 312,500	$ –	$312,500
Bank Charges	$ 567	$ 61	$929
Land Claim Fees	$ 491,582	$ –	$ 491,582
Non Cash Compensation	$ 855,000	$ –	$ 855,000
Amortization of Debt Discount	$ 114,776	$ –	$ 114,776
Amortization of Deferred Financing Charges	$ 6,250	$ –	$ 6,250
Impairment of Goodwill	$ –	$ –	$266,667
Other Expenses	$ 351	$ –	$351
Total Operating Expenses	$ 3,541,592	$ 32,855	$ 3,877,098
Net Loss	$ (3,573,555)	$(33,151)	$(3,909,061)
Loss per common share (basic and fully diluted)	$ (0.05)	$(0.00)	-
Weighted average common shares outstanding	69,338,504	69,338,504	-

Lack of Revenue

Since our inception on May 30, 2006 to April 30, 2008, we had not yet earned any revenues. As of April 30, 2008, we have incurred total liabilities of $1,829,224 and our accumulated deficit is $3,893,468. At this time, our ability to generate any significant revenues continues to be uncertain. Our auditor's report, dated October 29, 2007, included in our July 31, 2007 year-end financial statements contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

From May 30, 2006 (date of inception) to April 30, 2008, our total expenses were $3,877,098; our total expenses for the nine months ended April 30, 2008 were $3,541,592 compared with $59,077 for the nine month period ended April 30, 2007. The major components of our expenses consist of a) general and administrative expenses ($952,226 for the nine months ended April 30, 2008, compared to $58,356 for nine months ended April 30, 2007) b) original issue discount ($312,500 for the nine months ended April 30, 2008, compared to $0 for the nine months ended April 30, 2007), c) bank charges ($567 for the nine months ended April 30, 2008, compared to $301 for nine months ended April 30, 2007) d) land claim fees ($491,582 for the nine months ended April 30, 2008 compared to $0 for the nine months ended April 30, 2007) e) Non Cash Compensation ($855,000 for the nine months ended April 30, 2008 compared to $0 for the nine months ended April 30, 2007) f) Amortization of Debt Discount ($114,776 for the nine months ended April 30, 2008 compared to $0 for the nine months ended April 30, 2007) g) Amortization of Deferred Financing Charges ($6,250 for the nine months ended April 30, 2008, compared to $0 for the nine months ended April 30, 2007) h) warrant expense ($740,840 for the nine months ended April 30, 2008, compared to $0 for the nine months ended April 30, 2007) i) financing expense ($67,500 for the nine months ended April 30, 2008, compared to $0 for the nine months ended April 30, 2007) and j) other expenses ($351 for the nine months ended April 30, 2008, compared to $0 for the nine months ended April 30, 2007)

For the nine months ending April 30, 2008 our total operating expenses were $3,541,592 compared to $59,077 for the same period last year. The reason for the top heavy expenses in the most recently completed quarter is that we have recently changed our business focus from developing IPTV technology, to the acquisition of uranium properties that are either past producers, have been the subject of prior work programs and, or contain historic resources. Additionally we have issued and expensed debentures warrants in association with a financing completed in March 2008. In this way, we have incurred the majority of our operating expenses in the last few months as we have been concentrating our efforts on acquiring interests in mineral properties. During the most recent fiscal year we have also seen an increase in professional fees including accounting, legal and other consulting fees.

Our general and administrative expenses consisted of the following: filing fees, bank charges and interest, professional fees (accounting and legal), telephone and other associated office fees, management and consulting

Net Losses

From May 30, 2006 (date of inception) to April 30, 2008, we incurred a net loss of $3,909,061. Our loss per share was $0.00 for the period from May 30, 2006 (date of inception) to April 30, 2008.

For the nine months ended April 30, 2008 we incurred a net loss of $3,573,555 compared to a net loss of $60,031 for the six months ended April 30, 2007. Our net loss per share was $(0.05) for the nine months ended April 30, 2008 as compared to $(0.00) for the nine months ended April 30, 2007.

Our net loss to date is primarily due to a lack of revenue associated with increased operating expenses as described above. We expect to continue to incur losses for at least another two years.

Results of Operations for the Year ended July 31, 2007 as compared to the year ended July 31, 2006

Our results of operations are presented below:

	For the year ended July 31, 2007 ($)	For the year ended July 31, 2006 ($)	Period from May 30, 2006 (inception) to Jul y 31, 2007 ($)
Costs and Expenses:
General and Administrative	62,648	3,414	66,062
Depreciation	-	73	73
Bank Charges	295	61	356
Impairment of Goodwill	266,667	-	266,667
Loss of Discontinued	6,572	-	6,572
Subsidiary
Net Loss	310,032	9,881	319,913
Loss per common share (basic and assuming dilution)	(0)	(0)	-

Lack of Revenues

Since our inception on May 30, 2006 to July 31, 2007, we had not yet earned any revenues. As of July 31, 2007, we have incurred total liabilities including stockholders deficiency of $3,997. At this time, our ability to generate any significant revenues continues to be uncertain. The auditor's report on our July 31, 2007 financial statements contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

From May 30, 2006 (date of inception) to July 31, 2007, our total expenses were $334,608; our total expenses for the year ending July 31, 2007 were $331,060 compared with $3,548 for the year ended July 31, 2006. The major components of our expenses consist of a) general and administrative expenses ($62,648 for the year ended July 31, 2007, compared to $3,548 for year ending July 31, 2006) b) impairment of goodwill ($266,667 for the year ended July 31, 2007 compared to $nil for the year ending July 31, 2006) c) bank charges ($295 for the year ending July 31, 2007, compared to $61 for the year ending July 31, 2006) and d) depreciation ($nil for the year ending July 31, 2007, compared to $73 for the year ending July 31, 2006).

For the year ending July 31, 2007 our total operating expenses were $331,060 compared to $3,548 for the year ended July 31, 2006. The reason for the top heavy expenses in the most recently completed fiscal year is that we have changed our business focus from developing IPTV technology, to the acquisition of uranium properties that are either past producers, have been the subject of prior work programs and, or contain historic resources. In this way, we have incurred the majority of our operating expenses in the last few months as we have been concentrating our efforts on acquiring interests in mineral properties, whereas during the 2006 fiscal year (which is only two months – from inception on May 30, 2006 until July 31, 2006), we remained fairly inactive. During the most recent fiscal year we have also seen an increase in professional fees including accounting, legal and other consulting fees.

Our general and administrative expenses consisted of the following: filing fees, bank charges and interest, professional fees (accounting and legal), telephone and other associated office fees, management and consulting fees (including investor relation fees), marketing, and mineral property expenses.

Net Loss

For the year ended July 31, 2007 we incurred net loss of $310,032, compared to a net loss of $9,881 for the year ending July 31, 2006. From May 30, 2006 (date of inception) to July 31, 2007, we incurred an overall net loss of $319,913. The loss was primarily due to increased legal fees, consulting fees and general and administrative costs. We expect to continue to incur losses for at least the next two years.

Liquidity and Capital Resources

As at April 30, 2008 we had cash in the amount of $480,464 and a working capital surplus of $397,266. This is in contrast to our cash position at the same time last year, April 30, 2007 when we had $11,855 of cash in the bank. As at April 30, 2008 our total assets were $550,629 and our total liabilities were $1,829,224. Our net loss per share was $(0.05) for the nine months ended April 30, 2008.

Our net loss of $3,893,468 from inception on May 30, 2006 until April 30, 2008 was funded by a combination of equity and debt financing. From inception on May 30, 2006 until April 30, 2008 we have raised approximately $323,085 from the sale of our common stock and $1,250,000 from the sale of convertible debentures.

On November 27, 2007 we issued 840,000 units, at $0.35 per unit, to various non-US investors. The issuance was exempt from registration pursuant to Regulation S. Each unit consisted of one common share and one-half non-transferrable warrant to purchase one further share of our common stock, at an exercise price of $0.50 per share, exercisable for a period of 2 years. In connection with this private placement, we entered into a Finder’s Fee Agreement with Canaccord, pursuant to which certain fees and commissions were paid to Canaccord.

In terms of debt financing, we have been funded from the proceeds of notes from shareholders or other lenders, totaling $474,067 in aggregate to date. These notes are described further detail in the notes to our financial statements. On March 20, 2008, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Investors purchased an aggregate face amount of $1,562,500 of 8% Original Issue Discount Senior Secured Convertible Debentures for an aggregate purchase price of $1,250,000 (the “Debentures”). ”). The Debentures bear interest at 8% and mature twenty-four months from the date of issuance. The Debentures are convertible, at the option of the Investors, into an aggregate 6,250,000 shares of common stock at the initial conversion price (based on the face amount of the Debentures) of $0.25 per share. Accordingly, the implied conversion price, based on the aggregate purchase price of $1,250,000, is $0.20 per share (the “Implied Conversion Price”).

In connection with the Purchase Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to the face amount of the Debenture issued to such Investor divided by the initial conversion price of $0.25 (“Warrants”). Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.30. The investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

For the nine months ending April 30, 2008 we used net cash of $1,899,964 in continuing operating activities and spent net cash of $3,221 in investing activities. For the nine months ending April 30, 2007 we received net cash of $2,379,652 from financing activities. As at April 30, 2008 we had cash of $480,464 which will not cover our operating and investing activities for even one month according to our current burn rate.

This compares to our financial results for the nine months ended April 30, 2007 when we had cash of $11,855. Our net loss of $60,031 for the nine months ending April 30, 2007 was funded by a combination of equity and debt financing.

We used net cash of $45,711 in operations for the nine months ended April 30, 2007, and net cash of $708 in investing activities. We received net cash of $708 from financing activities for the nine months ended April 30, 2007.

We anticipate that we will incur substantial losses over the next 30 months without generating any revenue. We anticipate our total cash requirements over the next 12 months will be approximately $8,850,000, as set out in more detail above.

As we have not managed to raise the entire amount required pursuant to our business plan for the next 12 months, our development time will be extended until such time as the full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

For the year ending July 31, 2007 we used net cash of $61,848 in continuing operating activities and spent net cash of $173 in investing activities. For the year ending July 31, 2007 we received net cash of $41,653 from financing activities. As at July 31, 2007 we had cash of $3,997 which will not cover our operating and investing activities for even one month according to our current burn rate.

This compares to our financial results for the year ended July 31, 2006 when we had cash of $16,849 and a working capital deficit of $4,245. We had total assets of $21,094 as at July 31, 2006, including $214 in prepaid expenses, $3,581 in capital assets, and $450 as a security deposit. Our net loss of $9,881 for the year ending July 31, 2006 was funded by a combination of equity and debt financing.

We used net cash of $8,160 in operations for the year ended July 31, 2006, and net cash of $nil in investing activities. We received net cash of $25,009 from financing activities for the year ended July 31, 2006.

Future Financings

For the following 30 months, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration programs. In the absence of such financing, we will not be able to continue exploration of our mineral claims. Even if we are successful in obtaining equity financing to fund our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our mineral claims following the completion of preliminary exploration. If we do not continue to obtain additional financing, we will be forced to abandon the properties and our plan of operations.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Audit Committee

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not presently need an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. Our Board of Directors has determined that the cost of hiring a financial expert to act as a director of us and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

Critical Accounting Policies

Development Stage Company

The Company is in the development stage and has not yet realized any revenues from its planned operations. The Company's business plan is to evaluate structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets of three to seven years.

Net Income (Loss) per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they would be anti-dilutive, common stock equivalents, if any, are not considered in the computation.

Fair Value of Financial Instruments

SFAS 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2008.

The respective carrying value of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, restricted cash, trade accounts receivables, accounts payable, accrued expenses, notes payable and due to investors. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand. The carrying value of the Company's long-term debt, notes payable and due to investors approximates fair values of similar debt instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

BUSINESS

Introduction

We were originally organized under the name Iron Link Ltd. on May 31, 2006 to test and develop IPTV based ethnic media services. We raised $48,192 in a registered public offering from the sale of 30,120,000 shares of common stock, but expended these funds without being able to attain revenues. In June 2007 we lacked the cash to further develop our business and had negative stockholders’ equity. Management agreed to sell its 75,000,000 shares of common stock to Norman Meier on June 18, 2007, and the IPTV assets were disposed of. Concurrently with the sale of shares, and immediately prior to the disposal of the IPTV assets, we issued 40,000,005 shares of common stock to Norman Meier to acquire Wave Uranium, a Nevada corporation (“Wave Nevada”). On June 22, 2007 we amended our Articles of Incorporation to change our name to Wave Uranium Holding. On July 13, 2007 the Articles of Incorporation were further amended to increase the number of authorized shares of common stock from 75 million to 145 million and to authorize the issuance of 5 million shares of preferred stock. On July 31, 2007 our Board approved resolutions to increase our authorized common stock to 150 million and we effected a 15 for 1 forward split of our common stock On September 26, 2007, Mr. Meier cancelled the 75,000,000 shares he had acquired from former management, resulting in 70,120,005 shares outstanding.

Since June 2007 we have been developing our business plan and have identified some uranium mineral concessions to potentially acquire, through our operating subsidiary, Wave Nevada.

At the time of the reorganization and restructuring, Wave Nevada had never engaged in business and had no business at that time, but intended to enter the uranium exploration and development business.

It is our management’s intention that Wave Uranium Holding shall operate purely as a holding company for its subsidiaries (currently there is only one subsidiary, Wave Nevada) and that our business activities shall be carried out through our operating subsidiary, Wave Nevada. Our long term aim is to identify and either purchase or option mineral interests in various uranium prospects with a view to exploring them, and if a commercially viable ore body is found, extracting uranium from the same and generating a profit either alone or by forming joint ventures with other companies who have greater resources than our own.

Overview

We are engaged in the acquisition of mineral rights on properties that our management believes hold potential for significant uranium deposits. Our current geographic focus is the Utah - Colorado region and certain areas in Arizona. On September 20, 2007 we signed an agreement with Handley Minerals, Inc. whereby we acquired an option to purchase a 100% interest in the mineral rights to the Wilson Creek project which consists of ten claims situated in the county of Gila, Arizona (the “Wilson Creek Property”). We are in the process of completing the acquisition of over 1,200 mineral claims in Utah for costs to us of approximately $330,000 the “Utah Claims”). We expect to announce details of the acquisition of the Utah Claims and our plan of exploration on the Utah Claims on Form 8-K within the next week.

Our plan of operation for the next twelve months beginning August 2007 is to carry out exploration of the Wilson Creek Property, the Utah Claims, and to acquire other selective early stage properties in the US or Canada. The specific exploration plan for the Wilson Creek Property, together with information regarding the location and access, history of operations, present condition and geology of the property, is presented in this prospectus under the heading “Description of Properties.”

We are an exploration stage company. The Wilson Creek project is at the exploration stage and there is no assurance that it contains a commercially viable ore body. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic and legal feasibility of mining of the property is determined. We plan to undertake such further exploration, however it is anticipated that significant additional financing will be required in order to do so, and there is no assurance that the necessary financing will be obtainable in the future. Even if the financing is obtained, there is no assurance that further exploration will result in a final evaluation that a commercially viable uranium or other mineral deposit exists at the Wilson Creek Property.

Exploration and Growth Strategy

Our objectives are to acquire land positions in areas of significant uranium resource potential by a systematic and rational screening process, then explore and develop those properties to produce uranium ore. We recognize two key components to a productive exploration program, 1) geologic models that can be tested by drilling and developed into predictive tools, and 2) effective database management. Geologic models (of sandstone-type deposits, for example) involve a combination of sedimentology (study of sediments) of the host rock, mineralogic indicators of alteration history, paleohydrologic constraints, and much more. Our management believes that these models, or guiding concepts, must be grounded in actual data and fact, and we plan to seek feedback from an appropriately structured information management system to apply them on a regional basis. Sound decisions on land acquisitions, disposition of held properties, and subsurface targeting are fundamentally dependent on the vision of the exploration geologist and his or her ability to process essential information that can be massive in scope and content. We seek to minimize the financial burden of land acquisitions from external parties, choosing instead to develop exploration plays in-house.

Our managements’ research indicates that most radioactive mineral discoveries have been made at outcrops of mineralized rock units by prospectors using Geiger counters or similar gamma- or beta-ray detectors. Numerous uranium occurrences have been explored by small-scale mining beginning at the point of discovery and guided by ore grade only. Because of the inherently higher risk and cost associated with exploratory drilling, we plan to use a conceptual model for favorability as the basis for targeting decisions.

Just as petroleum geologists have historically targeted reservoir rocks in structurally favorable locations, uranium geologists have long known that favorable environments can be systematically explored. However, unlike petroleum accumulation, uranium enrichment is most commonly the result of geochemical processes unrelated to present-day structure or hydrology. Petroleum geologists minimize risk associated with drilling a “wildcat” well using a variety of geophysical techniques. Because robust conceptual models have not been available to uranium geologists, the risks associated with exploratory drilling for uranium have historically been far greater. Our geoscience team intends to use sound, robust conceptual genetic models to evaluate targets, thereby minimizing risk.

Our competitive advantage lies in our unique ability to integrate mappable data from fluvial sedimentology, groundwater models and instrumental methods to guide the discovery of new Colorado Plateau type ores. Our technical team is structured to systematically process and interpret natural tracers and environmental indicators in a rational approach to locating intersections of favorable host rocks with favorable hydrologic settings.

Our long-term strategic vision is to develop sufficient reserves of mineable uranium to ensure our long-term profitability, and to balance exploration costs with lower-risk sources of revenue so the exploration component can be sustained indefinitely.

A study of the most successful companies operating in the 21st-Century uranium boom shows that all of them share two qualities: they are aggressive and focused. Companies that have succeeded in this competitive environment have chosen to focus on particular deposit types, mining methods, or geographic areas. Once companies have developed their unique, proprietary exploration models for the deposit types of choice, they pursue property positions aggressively through acquisitions from other companies or by conducting primary exploration of their own. In the near term, we have chosen to focus on sandstone-type uranium deposits in the Colorado Plateau. Although many ages of rock host small or subeconomic quantities of uranium, the major producers in the Colorado Plateau have been the Salt Wash Member of the Morrison Formation and the Moss Back Member of the Chinle Formation. We have assembled an experienced team of geoscientists to explore for deposits of these types: a geochemist, a hydrogeologist (a groundwater professional), and a sedimentologist. The Salt Wash has been studied for over 100 years. Reams of geological and geochemical information have been compiled over the years; the most current theories for origin of Salt Wash type deposits seem to point to a two-solution model that requires a very specific hydrologic regime in order to form uranium deposits. However, although the current models depend strongly on the hydrologic relationships of the source and host rocks, none of the current models have been tested and refined by hydrogeologists. We propose to calibrate and refine existing models for the formation of Salt Wash and other sandstone ores by defining the specific hydrologic regimes in which they occur. Then, we will find analogs to those hydrologic regimes in other Colorado Plateau sedimentary environments that may have been overlooked by other explorationists. That will enable us to develop unique prospects that might be missed by other companies whose models use geology and geochemistry alone.

The deeper channel-controlled rocks at the base of the Chinle Formation host numerous ore bodies in the region, and others probably exist in the huge Cottonwood paleovalley system between Lisbon Valley and the San Rafael Swell. The Chinle is a second "favorable environment" that we are planning to concentrate on, although we expect that other favorable environments and areas will present themselves as the exploration program evolves. We will acquire properties as opportunities present themselves, and conduct primary exploration in and around known deposit trends or extensions of known trends. Our plan is to have our geoscience team evaluate properties quickly and effectively, allowing us to stake and acquire properties quickly and to quickly reject marginal or unfavorable properties, thereby providing the most efficient use of our resources.

We expect to continuously revise our exploration models as we analyze data and acquire or dispose of mineral properties.

Mineral Property and Plan of Operations

Wilson Creek

On September 20, 2007 we acquired an option to purchase a 100% undivided interest in the Wilson Creek Property, which currently comprises ten mineral claims in Gila County, Arizona. Further details of the interest in the Wilson Creek Property are described below, under the heading “Description of Properties”.

The Wilson Creek Property claims do not have any proved uranium reserves. We will be required to extensively explore the property in order to determine if any uranium in commercially viable quantities is present. The claims were previously explored by Westinghouse Wyoming Mineral Corporation. These claims surround the Shepp #2 mine, which had historic production of less than 100 tons of ore in the 1950s. The uranium deposits in the Dripping Spring quartzite in Gila County, Arizona, of which the Wilson Creek area is a small part, have been called “a model for the intermediate stages of uranium concentration, situated between sedimentary low-grade deposits and highly remobilized and concentrated deposits, such as those found in the Alligator Rivers region of Australia” (Nutt, 1981).

Uranium was first discovered in the region in 1950 and was first mined in 1953. The true areal extent of the uranium deposits in the region was first discovered by a Manhattan Project-era airborne radiometric survey (Magleby and Mead, 1955). We intend to perform drilling and exploration activity on these claims commencing in the last months of 2007.

The terms of the option are for an initial payment of $25,000 and 200,000 shares of restricted common stock and annual payments under the following schedule:

Payment Due Date	Cash	Shares
September 1, 2008	$50,000	200,000
September 1, 2009	$50,000	200,000
September 1, 2010	$50,000	200,000
September 1, 2011	$100,000	200,000

We are evaluating additional claims and projects for acquisition, depending on the availability of funds and opportunities presented to us. We expect to announce the acquisition of more than 1,200 claims in Utah within the next week.

Exploration Program

Our plan of operation over the next 12 months, as relates to the exploration of the Wilson Creek Property, is set out in detail below in the section entitled “Description of Properties”.

The exploration program of the Wilson Creek Property is preliminary in nature in that its completion will not result in a determination that it contains commercially exploitable quantities of mineralization.

The exploration programs will be directed by management and will be supervised by our President and Chief Executive Officer, Cady Johnson, who is also a geologist. We will engage contractors to carry out our exploration programs under Dr. Johnson’s supervision. We plan to engage project geologists, geochemical sampling crews and drilling companies as contractors, depending on the specific exploration program of the property. Our budget for the exploration program is set forth in the section of this prospectus entitled “Description of Properties.” We plan to solicit bids from drilling companies prior to selecting any drilling company to complete a drilling program. We anticipate paying normal industry rates for core drilling.

Our Board of Directors will make determinations as to whether to proceed with the additional exploration of the Wilson Creek Property, or any other property that we acquire, based on the results of the preliminary exploration undertaken. In completing these determinations, an assessment will be made as to whether the results of the preliminary exploration are sufficiently positive to enable us to achieve the financing that would be necessary to proceed with more advanced exploration.

We plan to continue exploration of our mineral claims for so long as the results of the geological exploration indicate that further exploration of the mineral claims is recommended and we are able to obtain the additional financing necessary to enable the continued exploration. All exploration activities on the Wilson Creek Property are presently preliminary exploration activities. Advanced exploration activities, including the completion of comprehensive drilling programs, will be necessary before we are able to complete any feasibility studies on our mineral property. If our exploration activities were to result in an indication that the Wilson Creek Property contains a potentially commercially exploitable quantity of uranium, then we would attempt to complete feasibility studies on the property to assess whether commercial exploitation of the property would be commercially feasible.

Government Regulations

Any operations at the Wilson Creek property will be subject to various federal and state laws and regulations in the United States which govern prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We will be required to obtain those licenses, permits or other authorizations currently required to conduct exploration and other programs. Although we believe our exploration and development activities are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail production or development. There are no current orders or directions relating to us or any of our claims with respect to the foregoing laws and regulations. If we escalate our operations at these claims, it is reasonable to expect that compliance with various regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide not to proceed with exploration, development, or mining operations on any of our mineral properties. We are not presently aware of any specific material environmental constraints affecting our mineral property that would preclude the economic development or operation of property in the United States.

Environmental laws:

U.S. Federal Laws

The U.S. Forest Service requires that mining operations on lands subject to its regulation obtain an approved plan of operations subject to environmental impact evaluation under the National Environmental Policy Act . Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project undertaken by us.

Under the U.S. Resource Conservation and Recovery Act , mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property. Any future mining operations at the Wilson Creek property may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources such as trucks and heavy construction equipment which are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on our production levels or create additional capital expenditures for pollution control in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980 , as amended, ("CERCLA") imposes strict joint and several liability on parties associated with releases or threats of releases of hazardous substances. Those liable groups include, among others, the current owners and operators of facilities which release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property. We cannot predict the potential for future CERCLA liability with respect to any of our mineral claims or surrounding areas.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations or in the exploration or development of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations or applicable laws or regulations.

Amendments to current laws and regulations governing operations or more stringent implementation thereof could have a substantial impact on us and cause increases in exploration expenses and capital expenditures or require abandonment or delays in development of new mining properties.

As we do not know the exact extent of the exploration program that we will be undertaking, we cannot estimate accurately the cost of the remediation and reclamation that will be required. Hence, it is impossible at this time to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

Upon entry into commercial production, due to the increased environmental impact, the cost of complying with permit and environmental laws will be greater than in the previous phases. At this stage, permits and regulations will regulate much of our production program to limit environmental impact. Some examples of regulatory requirements that may be encountered include but are not limited to:

  an impact report on the local flora and fauna;
  any water discharged will have to meet water standards;
  monitoring of ground water to ensure no/minimal contamination;
  all material to be left on the surface will need to be environmentally benign; and
  the socio-economic impact will have to be evaluated and re-mediated if deemed negative.

Before we can commence the production phase we would need to submit an application to commence mining operations. This application is the subject to a lengthy review process which ultimately decides whether our application should be approved or rejected. This process may involve steps such as consulting public and other interested parties for comments or the request of additional information from us. The length of time and cost of this process is dependent upon the size of the proposed mining operation, among other factors.

Intellectual Property

We have not filed for any protection of our trademark. We own the copyright in our website www.waveuranium.com.

Research and Development

We have not spent any amounts on research and development activities since our inception. Our planned expenditures on our exploration programs are summarized under the section of this prospectus entitled “Description of Properties.”

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 5348 Vegas Drive, #226, Las Vegas, NV 89108. We also carry on business at various locations where our key officers reside.

We have an option on one mineral property, which is described below.

Wilson Creek Property

1. Location and Access

The Wilson Creek Property consists of ten claims situated in Section 31, T.8 N., R. 15E., & Section 36, T. 8N., R. 14E., Gila County, Arizona. Access is by a series of dirt roads on ranch and BLM lands heading east, then south from the town of Young. Wilson Creek marks the upper reaches of Cherry Creek, which is a major, deeply incised drainage cutting the Sierra Ancha Range. The last five miles to the property require an all terrain vehicle.

The map below shows the location of the Wilson Creek property. The access roads are shown on the map as double dashed lines. Those are unimproved roads. Single dashed lines are horse trails.

2. Ownership Interest

On September 20, 2007 we entered into a mining option agreement with Handley Minerals, Inc., pursuant to which we have acquired an option to acquire a 100% undivided interest in the Wilson Creek project, which consists of the following ten claims situated in the country of Gila in the State of Arizona.

AMC Number	Claim/Site Name	County Recorder Data	TWP	RNG	SEC
381239	WLC #1	2007-004724	8N	14E	36
381240	WLC #2	2007-004725	8N	14E	36
381241	WLC #3	2007-004726	8N	14E	36
381242	WLC #4	2007-004727	8N	14E	36
381243	WLC #5	2007-004728	8N	15E	31
381244	WLC #6	2007-004729	8N	15E	31
381245	WLC #7	2007-004730	8N	15E	31
381246	WLC #8	2007-004731	8N	15E	31
381247	WLC #9	2007-004732	8N	15E	31
381248	WLC #10	2007-004733	8N	15E	31

The terms of the option agreement are for an initial payment of $25,000 and 200,000 shares of restricted common stock (paid and issued), and annual payments as follows:

Payment Due Date	Cash	Shares
September 1, 2008	50,000	200,000
September 1, 2009	50,000	200,000
September 1, 2010	50,000	200,000
September 1, 2011	100,000	200,000

We have the right, but not the obligation, to accelerate the cash payments and share issuances (together “Expenditures”) as outlined above. Any Expenditures incurred that are over and above that required to be made during a particular time period shall be carried forward and applied against the Expenditures required in the subsequent period.

In addition, we have an ongoing obligation to pay a 3% Net Smelter Returns royalty interest (“NSR Royalty”) to the Vendor, as well as a 3% “Yellow Cake” Royalty. (Yellow Cake is the common name for uranium oxide.)

Upon completion of the Expenditures, we shall have earned a 100% undivided interest in the Wilson Creek Property (subject to the NRS and Yellow Cake Royalty), at which point we shall be entitled to have transfer of title to the Wilson Creek Property into our name.

During the term of the Option Agreement, we are obliged to maintain the mining claims in good standing, by the payment of annual assessment fees, taxes and rentals, and the performance of all other actions which may be necessary in order to keep the mining claims free and clear of all liens and other charges arising from our activity on the property.

Termination of Option

We may terminate the agreement at any time, so long as we are not in default of any of our obligations, by giving thirty days notice to that effect to the Vendor. Thirty days after receipt of such notice by the Vendor, the option agreement shall be of no further force or effect, and we shall have no interest in the Wilson Creek Property.

3. History of Operations

The ten claims comprising the Wilson Creek Property, over which we have an option to acquire, were previously explored by Westinghouse Wyoming Mineral Corporation. Westinghouse conducted an airborne radiometric survey which defined a broad, low radiometric response centered on Pendleton Mesa, located about 1.5 to 2 miles southwest of Wilson Creek. The ten claims comprising the Wilson Creek Property surround the Shepp #2 mine, which had historic production of less than 100 tons of ore in the 1950s.

Uranium was first discovered in the region in 1950 and was first mined in 1953. The true areal extent of the uranium deposits in the region was first discovered by a Manhattan Project-era airborne radiometric survey (Magleby and Mead, 1955).

4. Present Condition of the Property and Current State of Exploration

One drill hole is in evidence on the north side of the creek canyon and about 800 feet northwest of the adits portals. No information on production or drilling results has been located to date.

Plan of Operation

The Wilson Creek Property is in the early stages of exploration and presently contains no known quantities of uranium resources.

Over the next 12 months, we intend to carry out the following actions, as a preliminary exploration program:

1. Establish significant land positions in areas underlain by the Salt Wash Member of the Morrison Formation, and the Moss Back Member of the Chinle Formation, in the Utah-Colorado region. We have also acquired an option in the Wilson Creek area of northeastern Arizona and we are considering additional acquisitions in the area, pending additional review. As screening tools, we are using the massive and internally consistent database developed by the National Uranium Resource Evaluation (NURE), in conjunction with other resources such as BLM’s Public Lands Survey System (PLSS) and LR2000 claims databases. As holdings accumulate, exploration plans will be developed based on a combination of radiometric surveys, outcrop mapping, and environmental considerations.

2. Establish strategic alliances with “friendly” companies exploring the same sedimentary environments in the region. We have had preliminary discussions for data-sharing agreements with Universal Uranium and Atomic Minerals, in particular, which could provide a wealth of reference data from their drilling programs and radon-gas studies, and in turn, they will benefit from our regional studies and consistent data sets.

3. Focus on subsurface exploration of the Wilson Creek Property or unknown subsurface environments and rely on the conceptual models and data management tools described above. Drilling relatively deep targets in unexplored channel environments is the likely focus, as we barter less favorable land positions and exercise buy-in options as opportunities arise. We anticipate an exploration database that can accrue value as it improves the success rate of exploration activities.

In order to carry out our preliminary exploration program on the Wilson Creek property, as described above, we will need to carry out a helicopter radiometric survey, a radon survey, and a stream-sediment survey. The table below shows a breakdown of the costs that we will incur in carrying out our preliminary exploration program.

Description of Expense	Anticipated Cost ($)	Anticipated Time
Direct Labour :
2 x geologists	$48,000 (@ $600/day)	40 days
2 x assistants	$36,000 (@ $450/day)	40 days
Direct labour	Subtotal (plus mark up) $100,800
Field Expenses (x 4 people):
Meals	$4,800 (@ $30/day)	40 days
Accommodation	$8,000) (@ $50/day)	40 days
Camp Trailer Rental (field office)	$4,000 (@ $100/day)	40 days
Field Expenses	Subtotal (plus 20% mark up) $20,160
Helicopter time	$48,000 (based on 2 hours/day @ $600/hour)	40 days
Radon Detectors	$10,000 ($10 x 1,000)
Stream sediment sample analysis	$25,000 ($100/sample x 250 samples)
Capital Equipment:
Helicopter radiation survey system	$65,000
2 ATVs	$20,000 (@ $10,000 ea.)
Generator	$1500
Capital Equipment	Subtotal $86,500
Total (minus contingency)	$290,460	40 days
Plus Contingency	$59,540	15 days
TOTAL	$350,000	55 days

If it is discovered that the Wilson Creek Property holds potential for other minerals for which our management believes exploration is warranted, then additional exploration for those minerals will be included in our plan of operations.

Risk Mitigation

Given the inherently high risks associated with uranium exploration, which we fully acknowledge, it is essential that we establish profit centers to sustain a prolonged drilling effort. Land banking, data banking, water rights, and in-house drilling capabilities meet this need for a revenue stream to offset drilling costs.

Because our technical team is fully capable of identifying favorable areas and performing property evaluations, claims acquisitions from land vendors will be the exception rather than the rule. As our portfolio of claims holdings builds, we anticipate that there will be opportunities to sell off exploration rights, and sound geologic reasoning to justify the asking price for each parcel. We thereby hope to tap into the profit potential being realized by land vendors, whose successes are usually due to a good “story” associated with their holdings.

Exploration Database

We anticipate attributing a high value to the exploration database that we propose assembling. Components will include geochemical and hydrologic information, logging data, stratigraphic interpretations, and much more. As we narrow our focus over time to specific geographic areas, there will be information from a much larger region that a competitor would find very costly to replicate. An appropriately structured data services component of our business will provide fee-based access to our proprietary databases in a secured environment, allowing clients to realize significant savings in their exploration activities.

Groundwater

Water shortages in recent years highlight the value of water rights holdings; the southern Nevada region is a prime example. As population centers expand, industries continue to seek areas with reliable water and power. Mineral exploration generally provides very poor hydrologic records, as does the oil and gas industry. Competent water-resource assessments, done in conjunction with our exploration program at minimal incremental cost, will occasionally identify “new” sources of water that can be appropriated under Utah (or other state) water law. A permit to put groundwater to beneficial use has several years duration before Proof of Use is required, allowing a permit to be bartered. By anticipating the possibility that any of our exploration boreholes could be used to demonstrate water-resource potential in a “dry” area, we will be prepared to exercise our rights under State water law and profit accordingly.

In-house Drilling

Recognizing that a severe mid-size rig shortage exists due to demand for groundwater and “boom” conditions in both the oil/gas and mineral industries, we intend to carefully review costs and benefits of establishing an in-house drilling capability. Short term drilling requirements of our associates Atomic Minerals and Universal Uranium total in the millions of dollars, and their access to appropriate drilling equipment in a suitable time frame is not assured.

We are currently negotiating a Memoranda of Agreement with Atomic and Universal, which will gain us exclusive access to a very large, existing market if the negotiations are secured. Existing demand for drilling services is sufficient to fully subsidize perhaps $1,500,000 in drilling equipment that we would ultimately own, unencumbered. This would dramatically reduce the costs of exploration and provide a revenue stream as needed via contract drilling. To that end, discussions with the parties are underway concerning equipment options and structuring of agreements.

5. Geology

Uranium mineralization, occurring throughout much of Gila County and hosted by the Precambrian-age Dripping Springs Quartzite Formation, is typically found within potassium rich siltstone and sandy siltstone. Stratabound mineralization, almost without exception, occurs within 1tens of feet of massive diabase sills underlying the quartzite. Ideas about the source of the uranium enriched fluids vary, however, it is clear that the intruding, younger diabase served to mobilize and concentrate mineralization within the quartzite along bedding planes and vertical fractures. Host rocks of typical uranium deposits are well indurated, brittle fractured and dark grey to black due to finely divided carbonaceous material and pyrite. Reducing conditions presented by sulfides and organic rich zones were favorable for precipitation of the mobilized uranium.

Geologic evaluation of the Wilson Creek Property has been limited in scope. Exposures at creek level and in the adits have not been observed, and thickness and lateral extent of mineralization has yet to be studied. A Ludlum Model 31 'pancake probe' scintillometer was used to systematically test two stockpiles of material exceeding several hundred tons, and located near the head of the inclined tram on the north side of the vertically walled creek canyon. Most material on the dumps is grey to black, sulfide rich and marked by mostly strong oxides of hematite and limonite/goethite. Some rocks observed in an ore stockpile appear to represent a dense, black, organic rich shale.

Recent investigation of exposed outcrop was more extensive several miles to the southwest in Cherry Creek Canyon. 1977 geologic mapping of this area, included in the Westinghouse database, had identified a number of pyretic, carbonaceous zones which apparently had been targeted for exploration drilling. Evaluation of these zones revealed 40 to 60 thick sections of very thin bedded to locally varied silty sandstone containing abundant fine black organics and significant fine grained sulfides. In several areas, diabase can be observed underlying the quartzite. Adjacent to these pyretic horizons, are broad areas of bleaching and conspicuous solution fracture hematite and limonite marking closely spaced bedding breaks and vertical fracture sets. Clear evidence of ascending fluids along vertical fractures can be observed in a number of areas.

Geologic units exposed at Wilson Creek consist of about 100 feet of extensively fractured and highly oxidized quartzite, exposed in vertical bluffs from creek level to a break in slope where the quartzite is overlain by several hundred feet of pale grey carbonate. Up section in the carbonate about 125 feet, a uniform, planar diabase sill 20 to 30 feet thick intrudes the carbonate. Overlying the diabase, several 10's of feet thick and representing surface outcrop as dissected local mesas is more carbonate. It is at these carbonate/diabase contacts where numerous, widely scattered prospects expose serpentinized material including veinets of fibrous chrysotile, local soapstone and a variety of yellow-green waxy serpentine related minerals. Historic asbestos exploration is fortuitous, as it led to development of a network of roads that could be utilized to explore the Wilson Creek deposit.

Geologic units exposed at Wilson Creek consist of about 100 feet of extensively fractured and highly oxidized quartzite, exposed in vertical bluffs from creek level to a break in slope where the quartzite is overlain by several hundred feet of pale grey carbonate. Up section in the carbonate about 125 feet, a uniform, planar diabase sill 20 to 30 feet thick intrudes the carbonate. Overlying the diabase, several 10's of feet thick and representing surface outcrop as dissected local mesas is more carbonate. It is at these carbonate/diabase contacts where numerous, widely scattered prospects expose serpentinized material including veinets of fibrous chrysotile, local soapstone and a variety of yellow-green waxy serpentine related minerals. Historic asbestos exploration is fortuitous, as it led to development of a network of roads that could be utilized to explore the Wilson Creek deposit.

Glossary of Technical Terms

Term	Definition
Chrysotile	a sub-group within the serpentine group of minerals
Diabase	an igneous rock equivalent to volcanic basalt
Hematite	the mineral form of Iron(III) oxide, one of several iron oxides
Limonite	an ore consisting in a mixture of hydrated iron(III) oxide-hydroxide of varying composition
Mesas	a mesa (Spanish and Portuguese for "table") is an elevated area of land with a flat top and sides that are usually steep cliffs
Quartzite	a hard, metamorphic rock which was originally sandstone
Scintillometer	a scientific device used to measure small atmospheric optical disturbances called scintillations
Serpentine	a group of common rock-forming hydrous magnesium iron phyllosilicate minerals

Recent Acquisitions

In addition to our rights over the Wilson Creek Property, we finalized the acquisition of over 1,200 claims in Utah. As holdings accumulate, exploration plans will be developed based on a combination of radiometric surveys, outcrop mapping, and environmental considerations.

EMPLOYEES

As of June 4, 2008, we employed a total of 3 employees in the following capacities: President, Chief Geologist, Senior Geologist. We believe that we have a good working relationship with our employees. We are not a party to any collective bargaining agreements, no employees are represented by a labor union, and we believe we have good relations with our employees. At present, we intend to hire two dedicated salespersons and one employee in marketing.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on business, financial condition or operating results.

MANAGEMENT

Our bylaws allow the number of directors to be fixed by the Board of Directors. Presently there are two directors.

Our current directors and officers are as follows:

Name	Age	Position
Cady Johnson	56	Director, President, Chief Executive Officer
Christopher J. LeClerc	33	Chief Financial Officer and Director

Directors serve until our next shareholder meeting or until a successor is elected who accepts the position. Officers hold their positions at the will of the Board of Directors. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

Dr. Cady Johnson, Director, President and Chief Executive Officer

Cady L. Johnson has been a director and our Chief Executive Officer and President since June 18, 2007. Since 2003 Dr. Johnson has been, and continues to be, Principal of GeoLogic VR, LLC, an Arizona company. He maintains an active consulting practice, specializing in groundwater investigations. From 1998 to 2003 he was a pilot for Petroleum Helicopters. In 1997 he was a pilot for Papillon Grand Canyon Helicopters. Dr. Johnson was Senior Project Hydrogeologist for Woodward-Clyde Federal Services from 1991 to 1997. From 1990 to 1991 he was Pilot/Mechanic for Helicopter Services of Nevada, and Associate/Hydrogeologist for Mifflin & Associates from 1986 to 1989. He was Assistant Research Professor at the Desert Research Institute from 1985 to 1986, Senior Hydrogeologist/Geochemist for Coffey & Partners Pty. Ltd. in 1984, a staff consultant for Intera Environmental Consultants in 1983, and a Geologist and Research Geoscientist for Bendix Field Engineering Corp. from 1979 to 1982. Dr. Johnson received a bachelor’s degree in Geology from Oregon State University in 1976 and a Ph.D. in Geology, Hydrology/Hydrogeology from the University of Nevada, Reno. Dr. Johnson is an experienced professional pilot, rotary wing flight instructor and licensed airframe and powerplant mechanic. He is a certified infrared thermographer and certified nuclear testing equipment operator.

Christopher J. LeClerc, Chief Financial Officer and Director

Christopher J. LeClerc, 33, was appointed our Chief Financial Officer on June 18, 2007. Mr. LeClerc was appointed a director on December 18, 2007. He has also been the President, Chief Financial Officer and Director of Liska Biometry, Inc. since June 2006. Prior to his employment with Liska biometry, Mr. LeClerc was employed by Andover Brokerage LLC (commencing May 2001), where he was responsible for a 12-member proprietary trading desk specializing in a wide range of investment strategies. Mr. LeClerc also worked at Mercer Partners L.P. (commencing February 1999). Mercer Partners L.P. is a New York-based investment bank and securities underwriter. Mr. LeClerc was a Director of Business Development and Head of OTC trading at Mercer Partners L.P. Previously, he has served as financial consultant and equities trader for Merrill Lynch, M.H. Meyerson and ETG LLC.

Other than as disclosed above, our directors and officers do not currently serve on the board of other public companies.

Family Relationships

There are no family relationships among our officers or directors.

No Legal Proceedings

None of our directors, executive officers, promoters, or control persons has been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board of Directors

The Board of directors currently does not have any committees and such functions are carried out by the board of directors.

Audit Committee

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not presently need an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. Our Board of Directors has determined that the cost of hiring a financial expert to act as a director of us and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

Director Nominees

We do not have a nominating committee. The Board of Directors, sitting as a Board, selects those individuals to stand for election as members of our Board. Since the Board of Directors does not include a majority of independent directors, the decision of the Board as to director nominees is made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Until otherwise determined, not less than 90 days prior to the next annual Board of Directors' meeting at which the slate of Board nominees is adopted, the Board accepts written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate's qualifications to serve as a director and a statement of why the shareholder submitting the name of the proposed nominee believes that the nomination would be in the best interests of shareholders. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board of Directors, as well as a list of references.

The Board intends to identify director nominees through a combination of referrals, including by management, existing Board members and security holders, where warranted. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of management's slate of director nominees submitted to shareholders for election to the Board.

Among the factors that the Board considers when evaluating proposed nominees are their knowledge of and experience with and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from the candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Code of Ethics

We have not yet adopted a written code of ethics that applies to our executive officers as well as persons performing similar functions. We intend to adopt such written code of ethics within the next 12 months.

Director Compensation

None of our directors received compensation for their service as directors during the period from inception (May 31, 2005) until July 31, 2007.

EXECUTIVE COMPENSATION

Prior to the acquisition of Wave Nevada on June 18, 2007, whilst we were still doing business as Iron Link Ltd, Alexandre Routkovski was our President, CEO, Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director; and Viktor Krukov was the Secretary and a director. A change of control took place on June 18, 2007 as a result of the acquisition of Wave Nevada and Messrs. Routkovski and Krukov resigned as officers and directors. On June 18, 2007 Mr. Cady L. Johnson was elected as the sole director and as President, and Christopher LeClerc was appointed Chief Financial Officer and Secretary.

The following Summary Compensation Table sets forth the total annual compensation paid or accrued by us to or for the account of the Executive Officers who held this position during Fiscal 2007 and each other executive officer whose total annual cash compensation exceeds $100,000:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
		$	$	$	(#)	(#)	$	$
Cady Johnson (1)	2007(2)	0	0	0	(7)	0	0	0
Alexandre Routkovski (3)	2007(4)	2,500	0	0	0	0	0	0
	2006(5)	2,000	0	0	0	0	0	0
Christopher J. LeClerc (6)	2007(2)	0	0	0	(8)	0	0	0

(1) Cady Johnson has been our director, President and Chief Executive Officer since June 18, 2007
(2) For the period from June 18, 2007 until July 31, 2007
(3) Alexandre Routkovski was our President, CEO, Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director from July 10, 2006 until June 18, 2007
(4) For the period from August 1, 2006 until June 18, 2007
(5) For the period from May 31, 2006 (inception) until July 31, 2006
(6) Christopher J. LeClerc has been our Chief Financial Officer since June 18, 2007
(7) Entitled to receive 1,000,000 common shares pursuant to a management agreement, but no shares were issued as of July 31, 2007
(8) Entitled to receive 1,500,000 common shares pursuant to a management agreement, but no shares were issued as of July 31, 2007.

Option/SAR Grants in Year ended July 31, 2007 to Named Executive Officers

We granted no options to Named Executive Officers in the year ended July 31, 2007.

Aggregated Option/SAR Exercises and Fiscal Year End Option/SAR Values

As of the end of July 31, 2007 we had never issued any options and none of our directors or officers had the right to receive any stock options.

Executive Officers Employment and Consulting Agreements

On June 15, 2007, we entered into an employment contract with Christopher J. LeClerc pursuant to which Mr. LeClerc agrees to act as our Chief Financial Officer in exchange for compensation of $24,000 per year. The agreement is at will. We have agreed to issue Mr. LeClerc 1,500,000 shares of our common stock.

On May 1, 2007 we entered into an employment contract with Cady Johnson, pursuant to which Dr. Johnson agrees to act as our President and Chief Executive Officer in exchange for compensation of $60,000 per year. The agreement is at will. We have agreed to issue Dr. Johnson 1,000,000 shares of its common stock.

On August 1, 2007 we entered into an employment agreement with Ranie Lynds pursuant to which we employ Dr. Lynds as a geologist in exchange for compensation of $36,000 per year. We have also agreed to issue Dr. Lynds 250,000 shares of our common stock, but have not done so as of November 8, 2007. Dr. Lynds may terminate the agreement at any time upon 14 days written notice to us, and we may terminate the agreement at any time upon one month’s written notice to Dr. Lynds.

On August 1, 2007 we entered into an employment agreement with Ralf D’Andrea pursuant to which we employ Mr. D’Andrea as Chief Geologist in exchange for compensation of $42,000 per year. In addition, where Mr. D’Andrea works in excess of 40 hours per week for us, he will be compensated at a consulting rate of $800 per day. The agreement may be terminated by either party upon 14 days written notice to the other.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Termination of Employment and Change of Control Arrangement

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with us, or from a change in our control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 20, 2007, we sold our Iron Link Ltd. subsidiary to Mr. Routkovski, for cash of $14,000 and payment of $12,087.62 owed to a related party. Mr. Routkovski was our President, CEO, Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director from July 10, 2006 until June 18, 2007. We agreed not to enter the IPTV business for a period of five years after the date of the Sale Agreement. As of July 31, 2007 no amounts were owed by us to Mr. Routkovski.

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $120,000 or 1% of our total assets for the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 4, 2008, certain information concerning the beneficial ownership of common stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Except as indicated otherwise, the persons named in the table below has sole voting and investment power with respect to all shares shown as beneficially owned by them. The address of each of the directors and executive officers listed below is c/o Wave Uranium Holding, 5348 Vegas Drive, Suite 228, Las Vegas Nevada, 89109.

Title of Class	Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class(2)
Common Stock	Cady Johnson	1,000,000	1.4%
Common Stock	Christopher J. LeClerc	1,500,000	2.1%
Common Stock	Norman Meier Bettlistrasse 35 8600 Dübendorf Switzerland	40,000,005	57.0%
Common Stock	Adripaul, Inc. Apartado 0382 02770 Panama Rep De Panama	4,972,000	7.0%
Common Stock	All Officers & Directors as a Group (2 persons)	2,500,000	3.5%

(1) "Beneficial Ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Based on 73,534,005 shares of common stock outstanding as June 4, 2008.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value. As of June 4, 2008, 73,534,005 shares of our common stock were issued and outstanding, and held of record by approximately 20 persons. Because many of the shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of individual stockholders represented by these holders of record.

     The holders of the issued and outstanding shares of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of any funds lawfully available therefor. The Board of Directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future. The holders of the common stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The common stock does not have any preemptive rights and does not have cumulative voting rights. Holders of shares of common stock are entitled to vote at all meetings of such stockholders for the election of directors and for other purposes. Such holders have one vote for each share of common stock held by them.

Preferred Stock

     Our certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock, par value of $0.001 per share. As of June 4, 2008, there are no shares of our preferred stock issued and outstanding.

Convertible Securities

     On March 20, 2008, we entered into a securities purchase agreement with accredited investors pursuant to which the investors purchased an aggregate face amount of $1,562,500 of 8% Original Issue Discount Senior Secured Convertible Debentures for an aggregate purchase price of $1,250,000. The debentures bear interest at 8% and mature twenty-four months from the date of issuance. The Debentures are convertible, at the option of the investors, into an aggregate 6,250,000 shares of common stock at the initial conversion price (based on the face amount of the Debentures) of $0.25 per share. Accordingly, the implied conversion price, based on the aggregate purchase price of $1,250,000, is $0.20 per share

In connection with the agreement, each investor received a warrant to purchase such number of shares of common stock equal to the face amount of the debenture issued to the investor divided by the initial conversion price (based on the face amount of the debentures) of $0.25. Accordingly, we issued the investors an aggregate of 6,250,000 warrants. Each warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.30. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the warrants on a cashless basis, then we will not receive any proceeds.

     The conversion price of the debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

     The full face amount of the Debentures is due upon default under the terms of Debentures. Beginning October 1, 2008 and continuing on the first calendar day of each successive month thereafter, until the full face amount of the Debentures is paid in full (the “Monthly Redemption Date”), the Company must repay 1/18 th of the original face amount of the Debentures. Interest on the Debentures is payable on each Monthly Redemption Date. The Company may make payments of principal and interest on the Debentures either in cash or in common stock, at the option of the Company. If principal or interest on the Debentures is paid in shares of common stock, the conversion price of such shares shall be equal to the lesser of (i) the conversion price then in effect and (ii) 80% of the average of the three (3) closing bid prices for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable redemption date. Notwithstanding the foregoing, the Company’s right to make payments of principal and interest on the Debentures in shares of common stock on each Monthly Redemption Date is subject to, among other things, the following conditions: (i) that a registration statement must be effective on such prepayment date and available for use by the Investors (ii) the shares to be issued are registered with the Securities and Exchange Commission and (iii) the aggregate number of shares to be issued under any monthly redemption amount is less than 20% of the total dollar trading volume of the Company’s common stock for the 20 trading days prior to the applicable monthly redemption date.

     At any time after the effectiveness of this registration statement, the Company may, upon written notice, redeem the Debentures in cash at 115% of the then outstanding face amount of the Debentures provided, among other things, that (i) the volume weighted average price for any 20 consecutive trading days exceeds $0.50, (ii) a registration statement must be effective on such redemption date and available for use by the Investors and (iii) the Company has satisfied all conditions under the transaction documents.

     Each of the Investors have contractually agreed to restrict their ability to exercise the Warrants and convert the Debentures such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

     The Debentures rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. The Company’s obligations under the Debentures are guaranteed by Wave Uranium, the Company’s wholly-owned subsidiary. In addition, the Company, Norman Meier, the Company’s largest shareholder and the Investors entered into a Pledge and Security Agreement pursuant to which the Debentures aresecured by Mr. Meier’s 40,000,005 shares of common stock of the Company.

      In conjunction with the Purchase Agreement, all officers, directors and 10% holders of the Company have entered into lock-up agreements pursuant to which they have agreed to not sell their shares of common stock or common stock equivalents in the Company until the 12 month anniversary after the effective date of the registration statement described above.

Warrants

      In November 2007, we issued warrants to purchase 548,500 shares of common stock at an initial exercise price of $0.50 per share. The warrants shall be valid for two years from the date of issuance.

Transfer Agent

      The transfer agent of our common stock is Island Stock Transfer Company.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed the Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “ Selling Stockholders ”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “ Securities Act ”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

  In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

   SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

Name of Selling Stockholder	Total Shares Held Including Shares of Common Stock and Shares Issuable Upon Full Conversion and/or exercise (3)	Total Percentage of Outstanding Shares Assuming Full Conversion and/or exercise (2) (3)	Shares of Common Stock Included in Prospectus (3)	Beneficial Ownership Before Offering (1)(2)	Percentage of Common Stock Before Offering(1)(2)	Beneficial Ownership After the Offering( (1) 4)	Percentage of Common Stock Owned After offering (1) (4)
Enable Growth Partners LP (5)	10,000,000 (6)	11.93%	7,559,376 (7)	3,866,000	4.99%	4,358,344 (8)	4.99%
Enable Opportunity Partners LP (9)	1,250,000 (10)	1.67%	944,922 (11)	1,250,000	1.67%	625,000 (12)	*
Pierce Diversified Strategy Master Fund LLC , Ena (13)	1,250,000 (10)	1.67%	944,922 (11)	1,250,000	1.67%	625,000 (12)	*

*Less than 1%

(1)	These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time due to their 4.99% limitation.

(2)	Based on 73,534,005 shares outstanding as of June 4, 2008.The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(3)	The selling stockholder may not convert its Debenture or exercise its Warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise exceeds 4.99% of the then issued and outstanding shares of common stock. Accordingly, the number of shares of common stock set forth in this column for the selling stockholders may exceed the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Debentures and the Warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in this column of the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4)	Assumes that all securities registered will be sold. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The selling stockholder may not convert its Debenture and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise exceeds 4.99% of the then issued and outstanding shares of common stock.

(5)	Mitch Levine is the managing member of Enable Capital Management, LLC, which serves as the investment manager of Enable Growth Partners LP. In his capacity as managing member of Enable Capital Management, LLC, Mr. Levine has voting and dispositive powers with respect to the shares offered by Enable Growth Partners LP.

(6)	Consists of (i) 5,000,000 shares issuable upon conversion of a Debenture, and (ii) 5,000,000 shares issuable upon exercise of Warrants. The shares underlying the Debenture are not included in this prospectus.

(7)	Consists of (i) 5,000,000 shares issuable upon exercise of Warrants, and (ii) 2,559,376 shares issuable as interest on a Debenture. The 2,559,376 shares issuable as interest on a Debenture represent the selling stockholder’s pro rata portion of the aggregate 3,199,220 shares issuable as interest on the Debentures included in this prospectus.

(8)	Represents shares issuable upon exercise of a Debenture, which are not included in this prospectus. Assuming the sale of all shares offered under this prospectus, the selling stockholder will own, after the offering, a Debenture convertible into 6,250,000 shares of common stock. The selling stockholder may not convert its Debenture and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion exceeds 4.99% of the then issued and outstanding shares of common stock. The number and percentage of shares deemed beneficially owned after the offering is limited accordingly.

(9)	Mitch Levine is the managing member of Enable Capital Management, LLC, which serves as the investment manager of Enable Opportunity Partners LP. In his capacity as managing member of Enable Capital Management, LLC, Mr.

Levine has voting and dispositive powers with respect to the shares offered by Enable Opportunity Partners LP.

(10)	Consists of (i) 625,000 shares issuable upon conversion of a Debenture, and (ii) 625,000 shares issuable upon exercise of Warrants. The shares underlying the Debenture are not included in this prospectus.

(11)	Consists of (i) 625,000 shares issuable upon exercise of Warrants, and (ii) 319,922 shares issuable as interest on a Debenture. The 319,922 shares issuable as interest on a Debenture represent the selling stockholder’s pro rata portion of the aggregate 3,199,220 shares issuable as interest on the Debentures included in this prospectus.

(12)	Represent shares issuable upon conversion of a Debenture, which are not included in this prospectus.

(13)	Mitch Levine is the managing member of Enable Capital Management, LLC, which serves as the investment manager of Pierce Diversified Strategy Master Fund LLC, Ena. In his capacity as managing member of Enable Capital Management, LLC, Mr. Levine has voting and dispositive powers with respect to the shares offered by Pierce Diversified Strategy Master Fund LLC, Ena.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. Sichenzia Ross Friedman Ference LLP is also the owner of 250,000 shares of our common stock.

EXPERTS

     Our financial statements as of July 31, 2007 and 2006 and the related statements of operations, stockholders' deficiency and cash flows for the year and for the period of July 31, 2007 and 2006, appearing in this prospectus and registration statement have been audited by Ronald C. Chadwick, P.C., independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

     We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS AS OF JULY 31, 2007 AND 2006 AND FOR THE PERIOD FROM MAY 30, 2006 (INCEPTION) THROUGH JULY 31, 2007:

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Wave Uranium Holding
Las Vegas, Nevada

I have audited the accompanying consolidated balance sheets of Wave Uranium Holding (a development stage company), formerly Iron Link Ltd., as of July 31, 2007 and 2006 and the related statements of operations, stockholders' equity and cash flows for the year ended July 31, 2007, the period from May 30, 2006 (inception) through July 31, 2006, and for the period from May 30, 2006 (inception) through July 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wave Uranium Holding as of July 31, 2007 and 2006 and the related statements of operations, stockholders' equity and cash flows for the year ended July 31, 2007, the period from May 30, 2006 (inception) through July 31, 2006, and for the period from May 30, 2006 (inception) through July 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado	/s/ Ronald R. Chadwick, P.C.
October 29, 2007	RONALD R. CHADWICK, P.C.

WAVE URANIUM HOLDING
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	July 31, 2007	July 31, 2006
ASSETS
Current Assets
Cash	$ 3,997	$ 16,849
Prepaid Consulting Fee	-	214
Total Current Assets	3,997	17,063
Capital Assets	-	3,581
Security Deposit	-	450
Total Assets	$ 3,997	$ 21,094

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accounts Payable	$ 2,043	$ -
Due to Related Parties		6,030
Notes Payable Related Parties		20,009
Total Current Liabilities	2,043	26,039
Total Liabilities	2,043	26,039
Stockholders Equity
Common Stock .001 Par Value;
150,000,000 authorized
145,120,005 (2007) shares issued and outstanding	145,120	75,000
75,000,000 (2006) shares issued and outstanding
Preferred Stock .001 Par Value
5,000,000 authorized
0 issued and outstanding
Additional paid in capital	176,747	(70,000)
Deficit Accumlated during the development stage	(319,913)	(9,881)
Accumulated other comprehensive income(loss)	-	(64)
Total Stockholders Equity	1,954	(4,945)
Total Liabilities and Stockholders Equity	$ 3,997	$ 21,094

See accompanying notes to the consolidated financial statements

WAVE URANIUM HOLDING (A Development Stage Company) CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year	30-May-06	30-May-06
	Ended	(Inception)	(Inception)
		through	through
	31-Jul-07	31-Jul-06	31-Jul-07
Revenue	$ -	$ -	$ -
Expenses
General Selling and Administrative	$ 62,648	$ 3,414	$ 66,062
Depreciation	-	73	73
Bank Charges	295	61	356
Impairment of Goodwill	266,667	-	266,667
Other Expenses	1,450	-	1,450
	331,060	3,548	334,608
Gain (Loss) on Operations	(331,060)	(3,548)	(334,608)
Other Income (expense)
Interest Expense	(953)	(9)	(962)
	(953)	(9)	(962)
Net Income (Loss) From Continuing Operations	(332,013)	(3,557)	(335,570)
Discontinued Operations: Gain (Loss) from discontinued
operations (including gain on disposal in 2007 of $28,553)	21,981	(6,324)	15,657
Net Income (Loss) before provision for income tax	(310,032)	(9,881)	(319,913)
Provision for Income Tax	-	-	-
Net Income (Loss)	(310,032)	(9,881)	(319,913)
Other Comprehensive Income (Loss) - net of tax
Foreign Currency Translation Gain (Loss)	-	(64)	(64)
Comprehensive Income (Loss)	$ (310,032)	$ (9,945)	$ (319,977)
Net Income (Loss) per share
Basic and Fully Diluted	$ 0.00	$ 0.00
Weighted Average Number of Common Shares	95,766,175	105,120,000

See accompanying notes to the consolidated financial statements

(A Development Stage Company) CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock			Accum. During the	Accum. Other
			Paid-In	Development	Compre.	Stockholders'
	Shares (1)	Amount	Capital	Stage	Income/(Loss)	Equity
Balance at May 30, 2006	-	$ -	$ -	$ -	$ -	$ -
Issuance of stock for cash	75,000,000	75,000	(70,000)			5,000
Foreign currency Gain(Loss)					(64)	(64)
Net Gain (Loss) for the period				(9,881)		(9,881)
Balance at July 31, 2006	75,000,000	$ 75,000	$ (70,000)	$ (9,881)	$ (64)	$ (4,945)
Issuance of stock for cash	30,120,000	30,120	20,080			50,200
Issuance of shares for acquisition	40,000,005	40,000	226,667			266,667
Discontinued Operations					64	64
Net Gain (Loss) for the period				(310,032)		(310,032)
Balance at July 31, 2007	145,120,005	$ 145,120	$ 176,747	$ (319,913)	$ -	$ 1,954

(1) As restated for a 15 for 1 forward stock split on July 30, 2007

See accompanying notes to the consolidated financial statements

Wave Uranium Holding (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year	30-May-06	30-May-06
	Ended	(Inception)	(Inception)
		through	through
	31-Jul-07	31-Jul-06	31-Jul-07
Cash flow from operating Activity:
Operating activity from continuing operations
Net Loss	$ (310,032)	$ (9,881)	$ (319,913)
Less: Income from discontinued Operations	(21,981)	6,324	(15,657)
Net loss from continuing operations	(332,013)	(3,557)	(335,570)
Adjustments:
Impairment of goodwill	266,667	-	266,667
Changes in assets & liabilities from continuing operations Prepaids	214	(214)	-
Security Deposit	450	(450)	-
Accounts Payable	2,043	-	2,043
Due Related Parties	791	1,337	2,128
Cash flow from operating activities by continuing operations	(61,848)	(2,884)	(64,732)
Cash Flow from investing activities
Purchase of fixed assets	(173)	-	(173)
Cash Flow from Financing activities	(173)	-	(173)
Cash Flow from Financing activities
Issue(Repay) Notes Payable	(8,547)	20,009	11,462
Issue of stock	50,200	5,000	55,200
Cash Flow from financing activities	41,653	25,009	66,662
Net cash used in continuing operations	(20,368)	22,125	1,757
Cash Flow from discontinued operations	7,516	(5,276)	2,240
Net change in cash	(12,872)	16,849	3,977
Beginning cash	16,849	-	-
Ending cash	$ 3,977	$ 16,849	$ 3,977

Schedule of Non-Cash Investing and Financing Activities

In 2007 the Company issued 40,000,005 shares for all the shares in a private corporation valued at $266,667.

Supplemental Disclosures
Cash Paid For:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

See accompanying notes to the consolidated financial statements

WAVE URANIUM HOLDING
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2007 AND 2006

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The overarching objectives of Wave Uranium Holding (“Wave”, the “Company”) are to acquire land positions in areas of significant uranium resource potential by a systematic and rational screening process, then explore and develop those properties to produce uranium ore. Wave recognizes two key components to a productive exploration program, 1) geologic models that can be tested by drilling and developed into predictive tools, and 2) effective database management. Geologic models (of sandstone-type deposits, for example) involve a combination of sedimentology of the host rock, mineralogic indicators of alteration history, paleohydrologic constraints, and much more. These models, or guiding concepts, must be grounded in actual data and fact, requiring effective feedback from an appropriately structured information management system if they are to be applied on a regional basis. Sound decisions on land acquisitions, disposition of held properties, and subsurface targeting are fundamentally dependent on the vision of the exploration geologist and his/her ability to process essential information that can be massive in scope and content. Wave seeks to minimize the financial burden of land acquisitions from external parties, choosing instead to develop exploration plays in-house.

Development Stage Company

The Company is in the development stage and has not yet realized any revenues from its planned operations. The Company's business plan is to evaluate structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets of three to seven years.

Net Income (Loss) per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they would be anti-dilutive, common stock equivalents, if any, are not considered in the computation.

Fair Value of Financial Instruments

SFAS 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006.

The respective carrying value of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, restricted cash, trade accounts receivables, accounts payable, accrued expenses, notes payable and due to investors. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand. The carrying value of the Company's long-term debt, notes payable and due to investors approximates fair values of similar debt instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note 2: Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable. The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed.

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement were effective for the Company beginning with its fiscal year ended December 31, 2006. Stock-based awards to non-employees are accounted for whichever is more reliably measurable in accordance with the provisions of the FASB issued SFAS 123 (revised 2004) “Share-Based Payment” and Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Note 3: Discontinued Business

Statement of Operations

	2007	2006
Revenue for Iron Link TV	$ 0	$ 0
Expenses
General SGA	$ 5,601	$ 6,361
Depreciation Expense	723	0
	6,324	6,361
Gain/(Loss) on operation	$ (6,324)	$ (6,361)
Net Income (Loss)	$ (6,324)	$ (6,361)
Foreign Currency Adjustment Gain/(Loss)	(312)	52
Comprehensive Income/(Loss)	$ (6,636)	$ (6,309)
Balance Sheet
ASSETS
Current Assets
Cash	$ 215	$ 1,697
Total Current Assets	215	1,697
Capital Assets	3,754	3,581
Total Assets	$ 3,969	$ 5,278
LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Due Related Parties	$ 6,435	$ 4,693
Due To/From Subsidiary	10,457	6,884
Total Liabilities	16,892	11,577
Common Stock	10	10
Current Earnings	(12,933)	(6,309)
Total Stockholders Equity	(12,923)	(6,299)
Total Liabilities and Stockholders Equity	$ 3,969	$ 5,278

On June 19 , 2007 the Company discontinued operations in Iron Link TV. The Iron Link TV subsidiary had total assets of $3,969 and a historical operating loss of $12,685.

The results of operations for Iron Link TV were reported within the discontinued operations (Gain on Sale of Subsidiary) in he accompanying statement of operations.

Iron Link TV was a separate operating segment.

The total authorized shares was increased to 150,000,000 and the authorized preferred stock was increased to 5,000,000. The financial statements were cast with the forward stock split included.

All references to the number of shares and per share amounts in the financial statements are presented on a post- split basis.

Reclassifications

Certain items previously reported in the prior year have been reclassified to conform to current year presentation.

Note 4: New Pronouncements

SFAS 155 - "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" This Statement, issued in February 2006, amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."

This Statement:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c.	Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

e.	Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for the Company for all financial instruments acquired or issued after the beginning of our fiscal year beginning January 1, 2007.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140"

This Statement, issued in March 2006, amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.

4.	At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.	Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the Company's financial statements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 106, and 132(R)" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS No. 158 requires prospective application, recognition and disclosure requirements effective for the Company's fiscal year ending December 31, 2007. Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the Company's fiscal year ending December 31, 2009. The Company does not expect that it will have a material impact on its financial statements.

SFAS 159 - ‘The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115’

In February 2007, the FASB issued Financial Accounting Standard No. 159 ' The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115' or SFAS 159. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option.

The following are eligible items for the measurement option established by this Statement:

1.	Recognized financial assets and financial liabilities except:

a.	An investment in a subsidiary that the entity is required to consolidate.

b.	An interest in a variable interest entity that the entity is required to consolidate.

c.	Employers’ and plans’ obligations (or assets representing net overfunded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), post employment benefits, employee stock option and stock purchase plans, and other forms of deferred compensation arrangements.

d.	Financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, '

Accounting for Leases.'

e.	Deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions.

f.	Financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

2.	Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments.

3.	Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services .

4.	Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option:

1.	May be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method .

2.	Is irrevocable (unless a new election date occurs).

3.	Is applied only to entire instruments and not to portions of instruments.

The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, ' Fair Value Measurements' . We have not yet determined what effect, if any, adoption of this Statement will have on our financial position or results of operations.

In September 2006, the United States Securities and Exchange Commission ("SEC") SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's balance sheet and statement of operations financial statements and the related financial statement disclosures. The SAB permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company is currently evaluating the impact, if any, that SAB 108 may have on the Company's results of operations or financial position.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Interpretation is effective for fiscal years beginning after December 15, 2006 and the Company is currently evaluating the impact, if any, that FASB No. 48 may have on the Company's results of operations or financial position.

EITF 00-19-2, "Accounting for Registration Payment Arrangements".

In December 2006, the FASB issued Staff Position FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements". This statement is effective for existing registration payment arrangements as of January 1, 2007, with earlier application permitted in previously-unissued financial statements. As discussed in Note 9 and as permitted by the FSP, we adopted the provisions of this FSP in our fourth quarter of 2006, resulting in reclassification of certain of our outstanding warrants from derivative instrument liabilities to equity.

Note 5: BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended July 31, 2007, the Company incurred losses of $310,032 and for the year ended July 31, 2006 the Company incurred losses of $9,881.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing equity financing for its operations. Failure to secure such financing or to raise additional capital or borrow additional funds may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 6: STOCKHOLDERS' DEFICIT

Common Stock

At July 31, 2007, the Company's $.001 par value common stock authorized was 150,000,000 shares with 145,120,005 shares issued and outstanding and the Company's $.001 par value preferred stock authorized was 5,000,000 shares.

During the twelve months ended July 31, 2007, the Company issued a total of 70,120,005 (post split) shares of common stock.

On June 18, 2007, pursuant to an Agreement and Plan of Reorganization dated June 18, 2007, the Registrant acquired all of the capital stock of Wave Uranium, a Nevada corporation, in exchange for 40,000,005 newly issued shares of common stock. As a result of the acquisition, there are now 145,120,005 shares of common stock outstanding.

As of June 20, 2007, the Registrant sold its Iron Link Ltd. subsidiary to its former President, Alexandre Routkovski, for cash of $14,000 and payment of $12,088 owed to a related party. The Registrant agreed not to enter the IPTV business in the province of British Columbia for a period of five years after the date of the Sale Agreement.

Note 7: INCOME TAXES

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled, or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate	34%
Effect of operating losses	(34%)

As of July 31, 2007 the Company has a net operating loss carry forward of approximately $319,977 subject to any restrictions because of prior changes in ownership. The Company offset the deferred tax benefit with a 100% valuation allowance.

Note 8: COMMITMENTS AND CONTINGENCIES

During the periods covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, provided required information and acquired necessary subscription agreements, it could be liable for rescission of the sales or other actions, including SEC enforcement actions, if such exemptions were found not to apply or other violations occurred. This could have a material negative impact on the Company's financial position and results of operations.

During the periods covered by these financial statements the Company entered into some employment, consulting and other agreements with third parties. Although the Company obtained settlement releases from a majority of the parties, settlement releases were not entered into with some of these parties or the settlement releases were verbal agreements. Future contingencies which cannot be estimated by management, may exists for the above matters including but not limited to issuance of capital stock and other financial obligations and may have a material negative impact on the Company's financial position and results of operations.

At July 31, 2007 the Company had entered into an executive employment contract for one year, renewable each year, (it was renewed At June 18, 2006). Through July 2007 with two officers for annual compensation of approximately $84,000.

Note 9: SUBSEQUENT EVENTS

A shareholder in the first quarter of fiscal year 2008 has caused 75,000,000 shares, or all of the shares he purchased from the former control persons to be returned to the Company.

WAVE URANIUM HOLDING
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	April 30, 2008 (unaudited)	July 31, 2007
ASSETS
Current Assets
Cash	$ 480,464	$ 3,997
Deferred Finance Charge	68,750	-
Total Current Assets	549,214	3,997
Capital Assets	1,415	-
	-	0
Total Assets	$ 550,629	$ 3,997
LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accounts Payable	$ -	$ 2,043
Notes Payable	119,985	-
Accrued Interest	31,963	-
Current Portion of Debt Discount	(585,536)
Current Portion of Long Term Debt	585,536	-
Total Current Liabilities	151,948	2,043
Long Term Liabilities
Debt Discount	$ (549,188)
Long Term Debt	976,964
Equity Obligations	1,249,500
Total Long Term Debt	$ 1,677,276	$ -
Total Liabilities	$ 1,829,224	$ 2,043
Stockholders Equity
Common Stock .001 Par Value;
150,000,000 authorized
145,120,005 (2007) and 74,952,810 (through April 30, 2008) Shares	74,952	145,120
issued and outstanding
Preferred Stock .001 Par Value
5,000,000 authorized
0 issued and outstanding
Additional paid in capital	2,539,921	176,747
Defitcit Accumlated during the development stage	(3,893,468)	(319,913)
Total Stockholders Equity	(1,278,595)	1,954
Total Liabilities and Stockholders Equity	$ 550,629	$ 3,997

WAVE URANIUM HOLDING (A Development Stage Company) CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months	Three Months	Nine Months	Nine Months	May 30, 2006
	Ended	Ended	Ended	Ended	(Inception) through
	April 30, 2008	April 30, 2007	April 30, 2008	April 30, 2007	April 30, 2008
Revenue	$ -	$ -			$ -
Expenses
General Selling and Adminstrative	661,821	32,653	952,226	58,356	1,020,630
Depreciation	-	141		420	73
Warrant Expense	-		740,840		740,840
Financing Expense			67,500		67,500
Original Issue Discount	312,500		312,500		312,500
Bank Charges	313	61	567	301	929
Land Claim Fees	60,000	-	491,582		491,582
Non Cash Compensation	855,000		855,000		855,000
Amortization of Debt Discount	114,776		114,776		114,776
Amortization of Deferred Finance Charges	6,250		6,250		6,250
Impairment of Goodwill					266,667
Other Expenses		-	351	-	351
	2,010,660	32,855	3,541,592	59,077	3,877,098
Gain(Loss) on Operations	(2,010,660)	(32,855)	(3,541,592)	(59,077)	(3,877,098)
Other Income (expense)
Interest Expense	(15,481)	(296)	(31,963)	(954)	(31,963)
	(15,481)	(296)	(31,963)	(954)	(31,963)
Net Income (Loss) before provision for income tax	(2,026,141)	(33,151)	(3,573,555)	(60,031)	(3,909,061)
Provision for income tax	-	-
Net Income(Loss) from Continuing Operations	(2,026,141)	(33,151)	(3,573,555)	(60,031)	(3,909,061)
Discontinued Operations: Gain (Loss) from discontinued operations (including gain on disposal in 2007 of $28,553) - net of tax		-	-	-	15,593
Net Income (Loss)	(2,026,141)	(33,151)	(3,573,555)	(60,031)	(3,893,468)
Net Income(Loss) per share
Basic and Fully Diluted, From:
Continuing operations	$ (0.03)	$ (0.00)	$ (0.05)	$ (0.00)
Discontinuted operations	-	-	-	-
Combined	$ (0.03)	$ (0.00)	$ (0.05)	$ (0.00)
Weighted Average Number of Common Shares	73,093,248	105,120,000	69,338,504	85,722,195

See notes accompanying to the consolidated financial statements

Wave Uranium Holding (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Nine Months	Nine Months	May 30, 2006
	Ended	Ended	(Inception) through
	April 30, 2008	April 30, 2007	April 30, 2008
Cash flow from operating Activity:
Operating activity from continuing operations
Net Loss	$ (3,573,555)	$ (60,031)	$ (3,893,468)
Less: (Income) loss from discontinued Operations	-		(15,593)
Net loss from continuing operations	(3,573,555)	(60,031)	(3,909,061)
Adustments:
Non Cash Compensation	855,000		855,000
Impairment of goodwill	-	-	266,667
Amortization	121,027	-	121,027
Depreciation	1,804	420	1,804
Issue Warants	740,840		740,840
Changes in assets & liabilities from continuing operations
Deferred Financing Fees	(75,000)		(75,000)
Prepaids	-	(786)
Accounts Payable	(90)	13,895
Accrued Expenses	30,010		31,964
Due Related Parties	-	791	2,128
Cash flow from operating activitiesby continuing operations	(1,899,964)	(45,711)	(1,964,631)
Cash Flow from investing activities
Purchase of fixed assets	(3,221)	(708)	(3,394)
Net cash provided by (used for) from investing activities	(3,221)	(708)	(3,394)
Cash Flow from Financing activities
Issue(Repay) Notes Payable	2,056,567	(8,547)	2,068,029
Issue of stock	323,085	50,200	378,285
Net cash provided by (used for) from financing activities	2,379,652	41,653	2,446,314
Effect of exchange Rate		(228)	-
Net cash used in continuing operations	476,467	(4,994)	478,289
Cash Flow from discontinued operations	-		2,175
Net change in cash	476,467	(4,994)	480,464
Beginning cash	3,997	16,849	-
Ending cash	$ 480,464	$ 11,855	$ 480,464

Schedule of Non-Cash Investing and Financing Activities
Supplemental Disclosures
Cash Paid For:
Interest	$ -	$ -	$ -
Income Taxes	$ -	$ -	$ -

See accompanying notes to the consolidated financial statements

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
 (UNAUDITED)

(1) Summary of Significant Accounting Policies

Basis of Presentation.

The accompanying unaudited consolidated financial statements of Wave Uranium Holding, (the "Company") have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of July 31, 2007, including notes thereto included in the Company's Form 10-KSB.

Nature of Operations

The overarching objectives of Wave Uranium Holding (“Wave”, the “Company”) are to acquire land positions in areas of significant uranium resource potential by a systematic and rational screening process, then explore and develop those properties to produce uranium ore. Wave recognizes two key components to a productive exploration program, 1) geologic models that can be tested by drilling and developed into predictive tools, and 2) effective database management. Geologic models (of sandstone-type deposits, for example) involve a combination of sedimentology of the host rock, mineralogic indicators of alteration history, paleohydrologic constraints, and much more. These models, or guiding concepts, must be grounded in actual data and fact, requiring effective feedback from an appropriately structured information management system if they are to be applied on a regional basis. Sound decisions on land acquisitions, disposition of held properties, and subsurface targeting are fundamentally dependent on the vision of the exploration geologist and his/her ability to process essential information that can be massive in scope and content. Wave seeks to minimize the financial burden of land acquisitions from external parties, choosing instead to develop exploration plays in-house.

Development Stage Company

The Company is in the development stage and has not yet realized any revenues from its planned operations. The Company's business plan is to evaluate structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
(UNAUDITED)

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets of three to seven years.

Net Income (Loss) per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they would be anti-dilutive, common stock equivalents, if any, are not considered in the computation.

Fair Value of Financial Instruments

SFAS 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2008.

The respective carrying value of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, restricted cash, trade accounts receivables, accounts payable, accrued expenses, notes payable and due to investors. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand. The carrying value of the Company's long-term debt, notes payable and due to investors approximates fair values of similar debt instruments.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 April 30, 2008
(UNAUDITED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(2) Stock-Based Compensation

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed.

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement were effective for the Company beginning with its fiscal year ended December 31, 2006. Stock-based awards to non-employees are accounted for whichever is more reliably measurable in accordance with the provisions of the FASB issued SFAS 123 (revised 2004) “Share-Based Payment” and Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Forward Stock Split

On July 30th, 2007 the Company’s board of directors authorized a 15 for 1 forward stock split.

The total authorized shares was increased to 150,000,000 and the authorized preferred stock was increased to 5,000,000. The financial statements were cast with the forward stock split included.

All references to the number of shares and per share amounts in the financial statements are presented on a post- split basis.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
(UNAUDITED)

Reclassifications

Certain items previously reported in the prior year have been reclassified to conform to current year presentation.

(3) New Pronouncements

SFAS 155 - "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" This Statement, issued in February 2006, amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."

This Statement:

a. Permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for the Company for all financial instruments acquired or issued after the beginning of our fiscal year beginning January 1, 2007.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 April 30, 2008
(UNAUDITED)

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140"

This Statement, issued in March 2006, amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.

     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

     3. Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.

     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
(UNAUDITED)

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the Company's financial statements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 106, and 132(R)" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS No. 158 requires prospective application, recognition and disclosure requirements effective for the Company's fiscal year ending December 31, 2007. Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the Company's fiscal year ending December 31, 2009. The Company does not expect that it will have a material impact on its financial statements.

SFAS 159 - ‘The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115’

In February 2007, the FASB issued Financial Accounting Standard No. 159 'The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115' or SFAS 159. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option.

The following are eligible items for the measurement option established by this Statement:

1.	Recognized financial assets and financial liabilities except:

	a.	An investment in a subsidiary that the entity is required to consolidate

	b.	An interest in a variable interest entity that the entity is required to consolidate

	c.	Employers’ and plans’ obligations (or assets representing net overfunded positions) for pension benefits, other postretirement benefits (including health care and life insurance benefits), post employment benefits, employee stock option and stock purchase plans, and other forms of deferred compensation arrangements.

	d.	Financial assets and financial liabilities recognized under leases as defined in FASB Statement No. 13, 'Accounting for Leases.'

	e.	Deposit liabilities, withdrawable on demand, of banks, savings and loan associations, credit unions, and other similar depository institutions

f.	Financial instruments that are, in whole or in part, classified by the issuer as a component of shareholder’s equity (including “temporary equity”). An example is a convertible debt security with a noncontingent beneficial conversion feature.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
(UNAUDITED)

2.      Firm commitments that would otherwise not be recognized at inception and that involve only financial instruments

3.      Nonfinancial insurance contracts and warranties that the insurer can settle by paying a third party to provide those goods or services

4.      Host financial instruments resulting from separation of an embedded nonfinancial derivative instrument from a nonfinancial hybrid instrument.

The fair value option:

1.       May be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method

2.	Is irrevocable (unless a new election date occurs)

3.	Is applied only to entire instruments and not to portions of instruments.

The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, 'Fair Value Measurements'. We have not yet determined what effect, if any, adoption of this Statement will have on our financial position or results of operations.

In September 2006, the United States Securities and Exchange Commission ("SEC") SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's balance sheet and statement of operations financial statements and the related financial statement disclosures. The SAB permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company is currently evaluating the impact, if any, that SAB 108 may have on the Company's results of operations or financial position.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
(UNAUDITED)

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Interpretation is effective for fiscal years beginning after December 15, 2006 and the Company is currently evaluating the impact, if any, that FASB No. 48 may have on the Company's results of operations or financial position.

EITF 00-19-2, "Accounting for Registration Payment Arrangements".

In December 2006, the FASB issued Staff Position FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements". This statement is effective for existing registration payment arrangements as of January 1, 2007, with earlier application permitted in previously-unissued financial statements. As discussed in Note 9 and as permitted by the FSP, we adopted the provisions of this FSP in our fourth quarter of 2006, resulting in reclassification of certain of our outstanding warrants from derivative instrument liabilities to equity.

(4) Basis of Reporting

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the three months ended April 30, 2008, the Company incurred a net loss of $ 2,026,141.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing equity financing for its operations. Failure to secure such financing or to raise additional capital or borrow additional funds may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
(UNAUDITED)

(5) Notes Payable

During the three months ended April 30th, 2008 the company converted a total of 374,082 of its notes payable in to common stock. The Company converted the notes at $0.35, as such the Company issued 1,068,000 shares of its common stock. To date the Company has $119,985 in total notes payable. If the Company obtains equity financing the notes become due prior to the twelve month period.

(6) Long Term Debt

On March 20, 2007, the Company entered into a securities purchase agreement (the “Agreement”) with accredited investors (the “Investors”) pursuant to which the Investors purchased an aggregate principal amount of $1,562,500 of 8% Original Issue Discount Senior Secured Convertible Debentures for an aggregate purchase price of $1,250,000 (the “Debentures”). The Debentures bear interest at 8% and mature twenty-four months from the date of issuance. The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”).

     In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”). Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.30. The investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

     The conversion price of the Debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

     The full principal amount of the Debentures is due upon default under the terms of Debentures. Beginning on the seven (7) month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must prepay 1/18th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debenture is prepaid in shares of common stock, the conversion price of such shares shall be equal to the lesser of (i) the conversion price then in effect and (ii) 80% of the average of the three (3) closing bid prices for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable redemption date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to, among other things, the following conditions: (i) that a registration statement must be effective on such prepayment date and available for use by the Investors (ii) the shares to be issued are registered with the Securities and Exchange Commission and (iii) the aggregate number of shares to be issued under any monthly redemption amount is less than 20% of the total dollar trading volume of the Company’s common stock for the 20 trading days prior to the applicable monthly redemption date.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
(UNAUDITED)

     At any time after the effectiveness of the registration statement described below, the Company may, upon written notice, redeem the Debentures in cash at 115% of the then outstanding principal amount of the Debentures provided, among other things, that (i) the volume weighted average price (“VWAP”) for any 20 consecutive trading days exceeds $0.50, (ii) a registration statement must be effective on such redemption date and available for use by the Investors and (iii) the Company has satisfied all conditions under the transaction documents.

     Each of the Investors have contractually agreed to restrict their ability to exercise the Warrants and convert the Debentures such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

     The Company is obligated to file a registration statement registering the resale of shares of (i) the Common Stock issuable upon conversion of the Debentures, (ii) the Common Stock issuable upon exercise of the Warrants, and (iii) the shares of common stock issuable as payment of interest on the Debenture. If the registration statement is not filed within 45 days from the final closing, or declared effective within 105 days thereafter (120 days if the registration statement receives a review by the SEC), the Company is obligated to pay the investors certain fees in the amount of 2% of the total purchase price of the Debentures, per month, and the obligations may be deemed to be in default.

Additionally the company has shown the current portion of the debt in current liabilities, also the company has discounted the note under the interest method and will amortize the debt discount over the life of the loan. During the three months ended April 30, 2008 the company amortized $114,776 of the debt discount as well as $6,250 in deferred finance charges.

(7) Stockholders' Equity

During the three months ended April 30, 2008, the Company issued 3,918, 805 shares of common stock for consulting services and conversions of the notes payable (see notes payable). On September 28, 2007 the Company received 75,000,000 shares of common stock from a shareholder. The board of director’s of the Company met and subsequently cancelled the shares. As of April 30, 2008 there are 74,952,810 shares of common stock issued and outstanding.

WAVE URANIUM HOLDING
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 30, 2008
(UNAUDITED)

(7) Earnings Per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when they would be anti-dilutive common stock equivalents, if any, are not considered in the computation

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$255.07
Printing and engraving expenses	1,000*
Legal fees and expenses	45,000*
Accounting fees and expenses	10,000*
Miscellaneous expenses	5,000*
Total	61,255*
* Estimate

The Company has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On July 27, 2006, Iron Link issued 2,500,000 common shares to our former Secretary, Victor Krukov, at a price of $0.001 per share for total proceeds of $2,500. These transactions did not involve public offerings and were exempt from registration pursuant to Section 4(2) and Regulation S of the Securities Act.

On July 28, 2006, Iron Link issued 2,500,000 common shares to our former President, Alexandre Routkovski, at a price of $0.001 per share for total proceeds of $2,500. These transactions did not involve public offerings and were exempt from registration pursuant to Section 4(2) and Regulation S of the Securities Act.

During the nine months ended April 30, 2007, the Company issued 2,008,000 common shares at $0.025 per share for proceeds of $50,200. These transactions did not involve public offerings and were exempt from registration pursuant to Section 4(2) of the Securities Act.

On June 18, 2007, the Company and Wave Uranium, a Nevada corporation, entered into and closed an Agreement and Plan of Reorganization pursuant to which the Company acquired all of the issued and outstanding shares of common stock of Wave Uranium in exchange from

2,666,667 shares of common stock of the Company. As a result of this transaction, Wave Uranium became a wholly owned subsidiary of the Company.

During quarter ended July 31, 2007, we issued 16,000,000 newly issued shares on July 21, 2006 to seven individuals, comprising all of the shareholders of Wave Uranium Holding. No underwriter was involved. The transaction was exempt under section 4(2) and Regulation S of the Securities Act of 1933. All of the purchasers were required to sign letters regarding their investment qualifications.

On March 20, 2008, we entered into a securities purchase agreement with accredited investors pursuant to which the investors purchased an aggregate face amount of $1,562,500 of 8% Original Issue Discount Senior Secured Convertible Debentures for an aggregate purchase price of $1,250,000 (the “Debentures”). The Debentures bear interest at 8% and mature twenty-four months from the date of issuance. The Debentures are convertible, at the option of the Investors, into an aggregate 6,250,000 shares of common stock at the initial conversion price (based on the face amount of the Debentures) of $0.25 per share. Accordingly, the implied conversion price, based on the aggregate purchase price of $1,250,000, is $0.20 per share

In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to the face amount of the Debenture issued to such Investor divided by the initial conversion price of $0.25 (“Warrants”). Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.30. The investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

The above offering was deemed to be exempt under Regulation D of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization between Wave Uranium and the Registrant.(2)
2.2	Agreement of Sale between the Registrant and Alexandre Routkovski (2)
3.1	Articles of Incorporation of the Company (1)
3.2	Bylaws of the Company (1)
3.3	Certificate of Amendment to Articles of Incorporation changing name to Wave Uranium Holding (2)
4.1	Form of Debenture related to March 2008 Financing (4)
4.2	Form of Warrant related to March 2008 Financing (4)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (5)
10.1	Software Development and Consulting Agreement (1)
10.2	Employment Agreement with Dr. Johnson (2)
10.3	Employment Agreement with Mr. LeClerc(2)
10.4	Wilson Creek Agreement (3)
10.5	Securities Purchase Agreement, dated March 20, 2008 by and between Wave Uranium Holding and the Purchasers signatory thereto (4)
10.6	Registration Rights Agreement, dated March 20, 2008 by and between Wave Uranium Holding and the Purchasers signatory thereto (4)
10.7	Security Agreement, dated March 20, 2008 by and between Wave Uranium Holding and the Purchasers signatory thereto (4)
10.8	Pledge and Security Agreement, dated March 20, 2008 by and between Wave Uranium Holding and the Purchasers signatory thereto (4)
10.9	Subsidiary Guarantee, dated March 20, 2008 of Wave Uranium (4)
10.10	Form of Lock-Up Agreement related to the March 2008 Financing (4)
23.1	Consent of Ronald C. Chadwick, P.C.*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)*

* Filed Herewith

(1)	Incorporated by reference from the exhibit to the Company’s Registration Statement on Form SB-2 (File No. 333-137613) filed with the SEC on September 27, 2006.

(2)	Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2007

(3)	Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2007

(4)	Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2008

(5)	Previously filed as an exhibit as an exhibit to the Company’s Registration Statement on Form S-1, SEC File No. 333- 151468, filed June 6, 2008

ITEM 17. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on September 2, 2008.

WAVE URANIUM HOLDING

Date: September 2, 2008	By: /s/ Cady L. Johnson Cady Johnson President, Chief Executive Officer and Director (Principal Executive Officer)

Date: September 2, 2008	By: /s/ Christopher J. LeClerc Christopher J. LeClerc Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Cady Johnson		September 2, 2008
Cady Johnson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Christopher J. LeClerc
Christopher J. LeClerc	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
September 2, 2008